UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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INTEGER HOLDINGS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 18, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Integer Holdings Corporation, which will be held on Tuesday, May 22, 2018 at 2:45 p.m., Central Daylight Time, at 5830 Granite Parkway, Granite Building V, Suite 140, Plano, Texas 75024.

Details of the business to be conducted at the Annual Meeting are given in the enclosed Notice of Annual Meeting and Proxy Statement. Included with the Proxy Statement is a copy of the company’s 2017 Annual Report. We encourage you to read this document. It includes information on the company’s operations, markets and products, as well as the company’s audited financial statements.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted. To make it easier for you to vote, we are offering Internet and telephone voting. The instructions included on your proxy card describe how to vote using these services. Of course, if you prefer, you can vote by mail by completing and signing your proxy card, and returning it in the enclosed postage-paid envelope.

We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Bill R. Sanford
Bill R. Sanford
Chairman of the Board

/s/ Joseph W. Dziedzic
Joseph W. Dziedzic
President & Chief Executive Officer

INTEGER HOLDINGS CORPORATION

2595 DALLAS PARKWAY, SUITE 310

FRISCO, TEXAS 75034

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The 2018 Annual Meeting of Stockholders of Integer Holdings Corporation will be held at 5830 Granite Parkway, Granite Building V, Suite 140, Plano, Texas 75024 on Tuesday, May 22, 2018 at 2:45 p.m., Central Daylight Time, for the following purposes:

1.	To elect ten directors for a term of one year and until their successors have been elected and qualified;

2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for Integer Holdings Corporation for fiscal year 2018;

3.	To approve, on an advisory basis, the compensation of our named executive officers; and

4.	To consider and act upon other matters that may properly come before the Annual Meeting and any adjournments thereof.

Stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 6, 2018 are entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President,
General Counsel & Secretary

Frisco, Texas

April 18, 2018

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE ANNUAL MEETING. YOU CAN VOTE YOUR SHARES BY PROXY BY USING ONE OF THE FOLLOWING METHODS: MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE FURNISHED FOR THAT PURPOSE, OR VOTE BY TELEPHONE OR THE INTERNET USING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. ANY PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME PRIOR TO ITS USE AT THE 2018 ANNUAL MEETING OF STOCKHOLDERS. ANY STOCKHOLDER PRESENT AT THE MEETING MAY WITHDRAW HIS OR HER PROXY AND VOTE PERSONALLY ON ANY MATTER PROPERLY BROUGHT BEFORE THE MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2018

INTEGER HOLDINGS CORPORATION’S 2018 PROXY STATEMENT AND 2017 ANNUAL REPORT

ARE AVAILABLE AT http://proxy.integer.net

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INTEGER HOLDINGS CORPORATION

PROXY STATEMENT

GENERAL INFORMATION – QUESTIONS AND ANSWERS

Why am I being provided this proxy statement?

Integer Holdings Corporation (“we” or the “Company”) is providing this proxy statement to you because the Board of Directors (the “Board”) is soliciting your proxy to vote your shares of the Company’s common stock at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), or any adjournment or adjournments thereof. This proxy statement contains information about matters to be voted upon at the Annual Meeting and other information required by the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange (“NYSE”).

We are first sending this proxy statement and the accompanying form of proxy on or about April 18, 2018 to common stockholders of record as of April 6, 2018. A copy of the Company’s Annual Report for 2017 accompanies this proxy statement but is not part of the proxy solicitation materials.

Where and when will the Annual Meeting be held?

The Annual Meeting will be held at 5830 Granite Parkway, Granite Building V, Suite 140, Plano, Texas 75024 at 2:45 p.m., Central Daylight Time, on Tuesday, May 22, 2018. The Company’s mailing address is 2595 Dallas Parkway, Suite 310, Frisco, Texas 75034, and its telephone number is (214) 618-5243.

Who is entitled to vote at the Annual Meeting?

Common stockholders of record at 5:00 p.m., Eastern Daylight Time, on April 6, 2018 are entitled to vote at the Annual Meeting. At that time, the Company had outstanding 32,011,286 shares of common stock, $0.001 par value per share (“common stock”). Each share of common stock is entitled to one vote. Shares may not be voted at the Annual Meeting unless the owner is present or represented by proxy, as more fully explained in this proxy statement. Individuals who holds shares of common stock under the Integer Holdings Corporation 401(k) Retirement Plan (the “Company 401(k) Plan”) are entitled to vote those shares of common stock held in their accounts.

How can I give my proxy or vote?

You can give your proxy by completing, signing, dating and returning the physical proxy card accompanying this proxy statement or vote by utilizing the telephone or Internet voting procedures described on the proxy card. The telephone and Internet voting procedures are designed to authenticate that you are a stockholder by use of a control number and allow you to confirm that your instructions have been properly recorded. If you are a stockholder of record, the method by which you vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person.

May I revoke my proxy?

How you hold your shares (stockholder of record or beneficial owner) determines how and when you may revoke your proxy. A stockholder of record may revoke a proxy that has been previously given at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy, in either case, to the Corporate Secretary, at 10000 Wehrle Drive, Clarence, New York 14031, or by voting in person at the Annual Meeting. A beneficial owner must follow the instructions from his or her broker, bank or other intermediary to revoke his or her previously given proxy.

How will my proxy be voted?

Your proxy will be voted in accordance with the direction you provide, if any. If you sign, date and return your proxy card but do not specify how you want to vote your shares, your shares will be voted FOR the election as directors of the ten persons named under the section titled “Nominees for Director”; FOR ratifying the appointment of Deloitte & Touche LLP (“Deloitte & Touche”) as the independent registered public accounting firm of the Company for fiscal year 2018; and FOR approving, on an advisory basis, the compensation of the Company’s Named Executive Officers (as defined herein).

What is required for a quorum at the Annual Meeting?

The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of common stock constitutes a quorum for the transaction of business at the Annual Meeting. Broker non-votes will be counted as being present or represented at the Annual Meeting for purposes of establishing a quorum, but, under NYSE rules, brokers will not be permitted to vote in the election of directors or on the advisory vote to approve the compensation of the Company’s Named Executive Officers unless specific voting instructions are provided to the broker. We therefore encourage beneficial owners of shares whose shares are held in street name to direct their vote for all agenda items on the form of proxy or instruction card sent by their broker, bank or other intermediary.

What vote is required to elect directors?

Directors will be elected by a plurality of votes cast. This means the ten nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. Withheld votes and broker non-votes will have no effect on the outcome of the voting to elect directors.

What happens if an incumbent director nominee does not receive a majority of votes cast in favor of his or her election?

Under the Company’s Corporate Governance Guidelines, any nominee for director who receives a greater number of “withhold” votes than “for” votes is expected to tender his or her resignation to the Board for consideration in accordance with the Corporate Governance Guidelines.

What vote is necessary to approve Proposals 2 and 3?

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for fiscal year 2018 and to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers. An abstention will not constitute a vote cast and therefore will not affect the outcome of the vote on the approval of the ratification of Deloitte & Touche as the independent registered public accounting firm for the Company for fiscal year 2018 or the advisory vote to approve the compensation of the Company’s Named Executive Officers. Broker non-votes will not constitute votes cast on the vote to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers and therefore will have no effect on the outcome of that proposal.

Who is paying for the solicitation of proxies?

The Company will bear the cost of soliciting proxies in the accompanying form of proxy. We are making this solicitation by mail, by telephone and in person using the services of some employees of the Company or its subsidiaries at nominal cost. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for expenses they incur in sending proxy materials to beneficial owners of the common stock.

What do I have to bring in order to attend the Annual Meeting in person?

In order to be admitted to the Annual Meeting, you will need to bring a valid photo ID or other satisfactory proof of identification. If you are a beneficial owner, you must also bring evidence of your share ownership that can include a notice from your broker, bank or other intermediary regarding the availability of these proxy materials or a recent account statement or letter from the bank, broker or other intermediary that holds your shares and confirms your beneficial ownership of those shares.

How do I propose actions for the 2019 Annual Meeting of Stockholders?

In order for a shareholder proposal for the 2019 Annual Meeting of Stockholders to be eligible for inclusion in the Company’s proxy statement, we must receive it, at our principal executive offices, no later than December 19, 2018. You must provide your proposal to us in writing and your notice must contain the information required by the Company’s bylaws.

The proposal should be submitted to the Company’s principal executive offices in Frisco, Texas and should be directed to the Senior Vice President, General Counsel & Secretary of the Company.

The Company’s bylaws provide that no business may be brought before an annual meeting of stockholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board or by a stockholder entitled to vote who has delivered notice to the Company (containing the information specified in the bylaws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement. A stockholder wishing to submit a proposal for consideration at the 2019 Annual Meeting of Stockholders, which is not submitted for inclusion in the proxy statement, should do so between January 22, 2019 and February 21, 2019.

COMPANY PROPOSALS

PROPOSAL 1 – Election of Directors

Shares represented by properly executed proxies will be voted, unless authority is withheld, for the election as directors of the Company of the following ten persons nominated by the Board, to hold office until the 2019 Annual Meeting of Stockholders and until their successors have been elected and qualified. Each of the nominees listed below was elected at the 2017 Annual Meeting of Stockholders except for Mr. Hinrichs, who was appointed as a director on February 12, 2018 upon the recommendation of the Corporate Governance and Nominating Committee. In 2017, the Board determined that the Company would benefit by having an additional director with financial experience on its Board and it asked Mr. Hinrichs to serve on the Board.

If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), the shares of common stock voted for such nominee and represented by the proxies will be voted for such other person, if any, as the Corporate Governance and Nominating Committee shall designate as a nominee. Information regarding the nominees standing for election as directors is set forth below:

Nominees for Director

Pamela G. Bailey is 69, is Chair of the Corporate Governance and Nominating Committee, a member of the Compensation and Organization Committee, and has been a director since 2002.

Ms. Bailey has been President and Chief Executive Officer of The Grocery Manufacturers Association (“GMA”), a Washington, D.C. based trade association, since January 2009. From April 2005 until January 2009, she was President and Chief Executive Officer of the Personal Care Products Council. Ms. Bailey served as President and Chief Executive Officer of the Advanced Medical Technology Association (“AdvaMed”), the world’s largest association representing the medical technology industry, from June 1999 to April 2005. From 1970 to 1999, she served in the White House, the Department of Health and Human Services and other public and private organizations with responsibilities for health care public policy. Ms. Bailey is a director of the Reagan-Udall Foundation, a 501(c)(3) organization created by Congress to advance the mission of the Food and Drug Administration by advancing regulatory science and research. She formerly served as a director of Albertsons, Inc., MedCath Corporation, and The National Food Laboratory, Inc.

Ms. Bailey’s 40 years of health care public policy experience with both public and private organizations, including service in the White House, the Department of Health and Human Services, and as President and Chief Executive Officer of AdvaMed, gives her a unique perspective on a variety of health care-related issues. With over 20 years of chief executive officer experience at GMA, the Personal Care Products Council, AdvaMed, and other Washington-based health care trade associations, Ms. Bailey brings to the Board demonstrated management ability at senior levels. This experience, together with her experience gained as a director of Albertsons and MedCath, supports her continued service as a member of the Board.

Joseph W. Dziedzic is 49 and has been a director since February 2013.

Mr. Dziedzic was appointed as President and Chief Executive Officer of the Company on July 16, 2017, having serviced in an interim role in that position since March 27, 2017. Prior to being appointed as the Company’s Interim President and Chief Executive Officer, Mr. Dziedzic served as Chair of the Audit Committee and a member of the Compensation and Organization Committee. From 2009 to 2016, Mr. Dziedzic was the Executive Vice President and Chief Financial Officer of The Brink’s Company, a global leader in security-related services for banks, retailers and a variety of other commercial and governmental customers. Prior to joining The Brink’s Company in 2009, he had a 20-year career with General Electric, including leadership roles in six different businesses, including General Electric Medical Systems.

Mr. Dziedzic has over 25 years of experience in global operations and financial matters. The depth and breadth of Mr. Dziedzic’s global operating and financial experience and his role as the Company’s President and Chief Executive Officer support his continued service as a member of the Board.

James F. Hinrichs is 50, is a member of the Audit Committee and a member of the Compensation and Organization Committee, and has been a director since February 2018.

Mr. Hinrichs served as Executive Vice President and Chief Financial Officer of Alere, Inc. from April 2015 until its sale to Abbott Labs in October 2017. From December 2010 through March 2015, he served as Chief Financial Officer of CareFusion Corporation prior to its sale to Becton Dickinson. Mr. Hinrichs previously served as CareFusion’s Senior Vice President, Global Customer Support, and as its Senior Vice President, Controller. Prior to joining CareFusion upon its spin off from Cardinal Health, Inc., he worked for five years at Cardinal Health in various positions including Executive Vice President and Corporate Controller of Cardinal Health and as Executive Vice President and Chief Financial Officer of its Healthcare Supply Chain Services segment. He joined Cardinal Health following more than a decade of finance and marketing roles at Merck & Co. He is a director of Orthofix International N.V. and serves as chair of its Audit and Finance Committee and a member of its Nominating & Governance Committee.

Mr. Hinrichs has over 25 years of experience in financial and accounting matters at companies in the medical device and pharmaceutical industries. The depth and breadth of his financial experience support his continued service as a member of the Board.

Jean Hobby is 57, is Chair of the Audit Committee and a member of the Technology Strategy Committee, and has been a director since July 2015.

Ms. Hobby served as a global strategy partner at PricewaterhouseCoopers, LLP from 2013 until she retired in June 2015 following a 33 year career at that firm. Prior to 2013, Ms. Hobby served as PricewaterhouseCoopers’ Technology, Media and Telcom Sector Leader from 2008 to 2013, and as its Chief Financial Officer from 2005 to 2008. She joined PricewaterhouseCoopers in 1983 and became a partner in 1994. Ms. Hobby is also a director of Texas Instruments Incorporated and serves on its Audit Committee, and CA, Inc. and serves on its Audit Committee.

The depth and breadth of Ms. Hobby’s 33 years of experience in global operations and financial and accounting matters support her continued service as a member of the Board.

M. Craig Maxwell is 59, is Chair of the Technology Strategy Committee and a member of the Audit Committee, and has been a director since July 2015.

Mr. Maxwell is the Vice President and Chief Technology and Innovation Officer for Parker Hannifin Corporation, a Fortune 250 company located in Cleveland, Ohio that is one of the global leaders in motion and control technologies and systems, providing precision-engineered solutions for a variety of mobile, industrial, medical and aerospace markets. Mr. Maxwell’s responsibilities include leading Parker Hannifin in new and emerging markets and implementing Parker Hannifin’s new product development process. Additionally, Mr. Maxwell is responsible for Parker Hannifin’s technology incubator designed to facilitate cross group opportunities that leverage the company’s portfolio of products and technology to develop emerging opportunities.

As Vice President and Chief Technology and Innovation Officer for Parker Hannifin, Mr. Maxwell leads that company’s innovation research that commercializes new technologies. Through this service, he has gained management experience at senior levels. These attributes provide the Company valuable insight into developing new technologies to support future growth and support Mr. Maxwell’s continued service on the Board.

Filippo Passerini is 60, is a member of the Technology Strategy Committee and a member of the Corporate Governance and Nominating Committee, and has been a director since July 2015.

Mr. Passerini is an Operating Executive in U.S. Buyouts for the Carlyle Group, a company he joined in July of 2015 following his retirement from a 33-year career at the Procter & Gamble Company. He joined Procter & Gamble in 1981 and held executive positions in Italy, Turkey, United Kingdom, Greece, Latin America and the United States. Prior to his retirement, Mr. Passerini served as Procter & Gamble’s Group President, Global Business Services and Chief Information Officer, positions he held from 2004 and 2005, respectively. He oversaw over 170 distinct services in 70 countries and led the integration of Procter & Gamble’s IT and Business Services groups, one of the largest shared services organizations in the world. Mr. Passerini is a director of United Rentals, Inc. and serves on its Audit and Compensation Committees, and of ABM Industries Incorporated and serves as Chair of its Strategy & Enterprise Risk Committee and a member of its Compensation Committee.

Mr. Passerini brings to the Company over three decades of global experience in operations, digital technology, and general management roles. He is globally recognized as digital technology and shared services thought leader, known for creating new, progressive business models and driving innovation. Mr. Passerini’s extensive background and experience supports his continued service as a member of the Board.

Bill R. Sanford is 74, is Chairman of the Board, is a member of the Corporate Governance and Nominating Committee, and has been a director since 2000.

Mr. Sanford is Chairman of Symark LLC, a company he founded in 1979 that focuses on the development and commercialization of medical devices, bioscience inventions, nanotechnology, and advanced technology systems, products and services. He has broad experience as a board member and advisor of numerous public and private for-profit companies, not-for-profit organizations, investment limited partnerships and venture capital firms. Mr. Sanford is Executive Founder and retired Chairman, President and Chief Executive Officer of Steris Corporation, retired director of KeyCorp and KeyBank N.A., trustee of Cleveland Clinic, trustee emeritus of Case Western Reserve University and Kansas State University, former director of AdvaMed, and a Fellow of the American Institute for Medical and Biological Engineering (AIMBE).

Mr. Sanford has extensive public company, merger and acquisition, operations integration, marketing and sales, new venture, turnaround and market development experience. He has led public and private company financings, including initial and secondary public stock offerings, structured debt financings, public stock mergers, private equity and venture capital investments. Mr. Sanford’s background and expertise, including his substantial involvement in the medical device industry, support his continued service as a member of the Board.

Peter H. Soderberg is 71, is Chair of the Compensation and Organization Committee, a member of the Audit Committee, and has been a director since 2002.

Mr. Soderberg is managing partner of Worthy Ventures Resources, LLC, a private investment company he founded in February 2010. He retired in January 2010 as President and Chief Executive Officer of Hill-Rom Holdings, Inc. (formerly Hillenbrand Industries), a position he held since March 2006. From January 2000 to March 2006, he was President and Chief Executive Officer of Welch Allyn, Inc., and for the seven years prior to that, Chief Operating Officer of Welch Allyn’s medical products business. Mr. Soderberg also held a number of positions over a 23-year career with Johnson & Johnson, where his final position was as president of one of its operating subsidiaries. Until his retirement, he also had served on the board of directors of Hill-Rom and AdvaMed. Mr. Soderberg currently serves as a director and chairman of the board of Tactile Systems Technology, Inc., and as board executive committee member and senior advisor to the CEO of EarlySense, an Israeli privately-held medtech company. Mr. Soderberg is a former director of St. Vincent Health System (Indianapolis), Constellation Brands, Inc. and Welch Allyn.

Having served in the roles of President and Chief Executive Officer of Hill-Rom and Welch Allyn, Mr. Soderberg has significant management experience and business understanding. Running a public company gave Mr. Soderberg front-line exposure to many of the issues facing public companies, particularly on the operational, financial and corporate governance fronts. His deep knowledge of health care policy and patient care delivery, gained through his long career in the health care industry, provides our Board with a valuable perspective on the priorities of and challenges facing our major customers. These attributes support Mr. Soderberg’s continued service as a member of the Board.

Donald J. Spence is 64, is a member of the Technology Strategy Committee and has been a director since October 2016.

Donald J. Spence was appointed President and Chief Executive Officer of Ebb Therapeutics, a company in the business of developing and marketing medical products for the treatment of insomnia, on March 1, 2017. He had been chairman and chief executive officer of Lake Region Medical from 2010 until its acquisition by the Company in October of 2015. From 2005 to 2008, Mr. Spence served as president of the Sleep and Home Respiratory Group for Philips Respironics, and from 2008 to 2010 as chief executive officer of Philips Home Healthcare Solutions. Prior to that, he spent eight years with GKN Sinter Metals, as senior vice president for global sales and marketing (1998-2001) and as president (2001-2005). Prior to 1998, Mr. Spence served in a number of roles at BOC Group, plc over a 15-year career at that company including President, Ohmeda Medical Systems (1997-1998). Mr. Spence serves on the board of directors of a privately held medtech company.

Having served in the role of Chairman and Chief Executive Officer of Lake Region Medical and in senior management roles with other companies prior to that, Mr. Spence has significant management experience and business understanding of a medical technology and device company. Mr. Spence’s background and expertise in the medical device industry support his continued service as a member of the Board.

William B. Summers, Jr. is 67, is a member of the Compensation and Organization Committee, a member of the Corporate Governance and Nominating Committee, and has been a director since 2001.

Mr. Summers retired in June 2006 as Chairman of McDonald Investments Inc., a position he had held since 1998. He also held the additional positions of President (from 1989 through 1998) and Chief Executive Officer (from 1994 through 1998) of that investment company. Mr. Summers serves on the board of directors of RPM International, Inc. and is a member of its audit committee. He also serves on the advisory boards of Molded Fiberglass Companies and Citymark Capital, and on the board of The Rock and Roll Hall of Fame and Museum, Baldwin-Wallace University, United States Army War College Foundation, and the Convention and Visitors Bureau of Greater Cleveland, Inc. Mr. Summers previously served as chairman of the board of the National Association of Securities Dealers, as chairman of the board of the NASDAQ Stock Market, and as a director of NYSE. He is a former director of Developers Diversified Realty, Inc., McDonald Investments Inc., Cleveland Indians Baseball Company, and Penton Media Inc.

Through his positions with McDonald Investments, Mr. Summers gained leadership experience and extensive knowledge of complex financial and operational issues. In addition, through his service with the NASDAQ Stock Market and NYSE and on the boards of other public companies, Mr. Summers has gained valuable experience dealing with the capital markets, accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of large public corporations. This experience supports Mr. Summers’ continued service as a member of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR

PROPOSAL 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm

On the recommendation of the Audit Committee, Deloitte & Touche has been appointed by the Board as the Company’s independent registered public accounting firm for fiscal year 2018. Deloitte & Touche has served as the Company’s auditor since 1985. Although stockholder approval is not required, the Company has determined that it is desirable to request that the stockholders ratify the appointment of Deloitte & Touche as the Company’s independent registered public accounting firm for fiscal year 2018. In the event the stockholders fail to ratify the appointment, the Board will reconsider this appointment and make such a determination as it believes to be in the Company’s best interests. Even if the appointment is ratified, the Board, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board determines that such a change would be in the Company’s best interests. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.

The following table sets forth the aggregate fees billed by Deloitte & Touche for services provided to the Company during fiscal years 2017 and 2016:

	2017	2016
Audit Fees(1)	$2,469,000	$2,583,000
Audit-Related Fees(2)	—	65,000

Total Audit and Audit-Related Fees	2,469,000	2,648,000
Tax Fees(3)	61,000	168,000
All Other Fees	257,000	—

Total Fees	$2,787,000	$2,816,000

(1)	Represents fees billed by Deloitte & Touche for services rendered for the audit of the Company’s annual consolidated financial statements and for review of the Company’s quarterly condensed consolidated financial statements.
(2)	Represents fees billed by Deloitte & Touche for services rendered related to the performance of its audit but are not included in (1) above.
(3)	Represents fees billed by Deloitte & Touche for tax compliance, planning and consulting services.
(4)	All Other Fees for 2017 represent accounting advisory services in connection with the Company’s adoption of the new authoritative accounting guidance on revenue recognition effective in 2018.

Audit Committee Pre-Approval Policy on Audit and Non-Audit Services. As described in the Audit Committee charter, the Audit Committee must review and pre-approve both audit and non-audit services to be provided by the Company’s independent registered public accounting firm (other than with respect to de minimis exceptions permitted by Regulation S-X, Rule 2-01(c)(7)(i)(C)). This duty may be delegated to one or more designated members of the Audit Committee with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting. None of the services described above were performed by Deloitte & Touche under the de minimis exception rule.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2018

PROPOSAL 3 – Advisory Vote on Compensation of the Named Executive Officers

As required pursuant to Section 14A of the Exchange Act of 1934, as amended (the “Exchange Act”), the Company seeks your advisory vote on a resolution to approve the compensation of our named executive officers as disclosed in this proxy statement. Our named executive officers are the Chief Executive Officer, the Chief Financial Officer, the next three highest paid executive officers, our former President & Chief Executive Officer, our former Executive Vice President & Chief Financial Officer, our former interim Chief Financial Officer, and our former Executive Vice President & Chief Human Resources Officer (“Named Executive Officers”). Although your vote is advisory and will not be binding on the Board or the Company, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The next advisory vote on the compensation of our Named Executive Officers will be held at the 2019 Annual Meeting of Stockholders.

The Company’s executive compensation programs have played an important role in our ability to drive financial results and attract and retain a highly experienced, successful management team. We believe that our executive compensation programs are structured to support the Company’s business objectives. We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity to ensure that our compensation programs are within the norm of a range of market practices. As discussed below in the CD&A section, the Company’s compensation for its Named Executive Officers includes the following elements:

•	Long-term equity compensation with performance-based vesting. The most significant elements of the Named Executive Officers equity compensation opportunity for 2017 are performance-based awards under the LTI program for which vesting depends on the Company’s adjusted operating income in 2017 and total stockholder return relative to its peer group over a two-year period.

•	Total cash compensation tied to performance. A significant portion of the cash compensation opportunity for the Named Executive Officers is based on the Company’s performance. As such, the cash compensation for the Named Executive Officers has fluctuated from year to year, reflecting the Company’s financial results.

The text of the resolution in respect of Proposal 3 is as follows:

“Resolved, that the stockholders approve, on a non-binding basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

PRINCIPAL BENEFICIAL OWNERS OF SHARES

The following table sets forth certain information with respect to all persons known to the Company to be the beneficial owner of more than 5% of its outstanding common stock as of April 6, 2018. We have based our calculation of the percentage of common stock owned based upon 32,011,286 shares outstanding as of April 6, 2018.

Name of Beneficial Owner	Number of Shares	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	3,697,585	11.55%
Accellent Holdings LLC(2) c/o Kohlberg Kravis Roberts & Co. L.P. 9 West 57th Street, Suite 4200 New York, NY 10019	2,946,709	9.21%
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	2,896,296	9.05%
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	2,669,301	8.34%
LSV Asset Management(5) 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	1,689,257	5.28%

(1)	BlackRock, Inc. filed a Schedule 13G/A on January 19, 2018. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by BlackRock, Inc. and its affiliated companies listed in the Schedule 13G/A. BlackRock, Inc. reports sole investment power with respect to the reported shares and sole voting power with respect to 3,632,504 of the reported shares.
(2)	Accellent Holdings LLC filed a Schedule 13G on October 29, 2015 reporting that it holds the shares and that each of KKR Millennium Fund L.P. (as the managing member of Accellent Holdings LLC), KKR Associates Millennium L.P. (as the general partner of KKR Millennium Fund L.P.), KKR Millennium GP LLC (as the general partner of KKR Associates Millennium L.P.), KKR Fund Holdings L.P. (as the designated member of KKR Millennium GP LLC), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings L.P.), KKR Group Holdings L.P. (as a general partner of KKR Fund Holdings L.P. and the sole shareholder of KKR Fund Holdings GP Limited), KKR Group Limited (as the sole general partner of KKR Group Holdings L.P.), KKR & Co. L.P. (as the sole shareholder of KKR Group Limited), KKR Management LLC (as the sole general partner of KKR & Co. L.P.), and Henry R. Kravis and George R. Roberts may be deemed to share voting and dispositive power with respect to the shares of common stock held by Accellent Holdings LLC, but each disclaims beneficial ownership of such shares.
(3)	The Vanguard Group, Inc. filed a Schedule 13G/A on February 9, 2018. The beneficial ownership information presented is based solely on the Schedule 13G/A. The reported securities are owned by The Vanguard Group, Inc., Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. are wholly owned subsidiaries of The Vanguard Group, Inc. and serve as an investment manager of collective trust accounts and Australian investment offerings, respectively. The Vanguard Group, Inc. reports sole investment power with respect to 2,860,938 of the reported shares, shared investment power with respect to 35,358 of the reported shares, sole voting power with respect to 33,389 of the reported shares, and shared voting power with respect to 4,400 of the reported shares.
(4)	Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G/A on February 9, 2018. The beneficial ownership information presented and information contained in this footnote is based solely on the Schedule 13G/A. Dimensional, an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-advisor to certain other commingled funds, group trusts and separate accounts (the “Dimensional Funds”). In its role as investment advisor, sub-advisor or manager, Dimensional may possess investment and/or voting power over the securities of the Company that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the common stock of the Company held by the Dimensional Funds. However, Dimensional reports that all such common stock is owned by the Dimensional Funds and disclaims beneficial ownership of such common stock.
(5)	LSV Asset Management filed a Schedule 13G on February 13, 2018. The beneficial ownership information presented is based solely on the Schedule 13G. The reported securities are owned by LSV Asset Management, and it reports sole investment power with respect to the reported shares and sole voting power with respect to 882,108 of the reported shares.

STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The beneficial ownership of common stock by each of the directors, each of the Named Executive Officers, and by all directors and executive officers as a group is set forth in the following table as of April 6, 2018, together with the percentage of total shares outstanding represented by such ownership. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if that person has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days. We have based our calculation of the percentage of common stock owned based upon 32,011,286 shares outstanding as of April 6, 2018.

Name of Beneficial Owner	Number of Shares		Percent of Class
Pamela G. Bailey	93,624	(1)	*
Joseph W. Dziedzic	73,560	(1)	*
James F. Hinrichs	2,813	(1)	*
Jean Hobby	24,435	(1)	*
M. Craig Maxwell	29,135	(1)	*
Filippo Passerini	24,435	(1)	*
Bill R. Sanford	134,306	(1)	*
Peter H. Soderberg	96,334	(1)	*
Donald J. Spence	81,442	(1)	*
William B. Summers, Jr.	89,490	(1)	*
Gary J. Haire	13,452	(1)	*
Jeremy Friedman	44,359	(1)	*
John Harris	12,535	(1)(2)	*
Declan Smyth	31,361	(1)	*
Thomas J. Hook	110,352		*
Michael Dinkins	128,670	(1)	*
Thomas J. Mazza	22,597	(1)(3)	*
Kristin Trecker	1,757		*
All directors and executive officers as a group (26 persons)	1,183,030	(1)(3)	3.6%

(1)	Includes the following shares subject to options granted under the Company’s stock incentive plans, all of which are currently exercisable or exercisable within 60 days after April 6, 2018: Ms. Bailey – 45,829 shares; Mr. Dziedzic – 45,437 shares; Mr. Hinrichs – 888 shares; Ms. Hobby – 16,271 shares; Mr. Maxwell – 16,271 shares; Mr. Passerini – 16,271 shares; Mr. Sanford – 68,454 shares; Mr. Soderberg – 45,829 shares; Mr. Spence – 63,110 shares; Mr. Summers – 45,829 shares; Mr. Haire – 7,923 shares; Mr. Friedman – 16,666 shares; Mr. Harris – 2,487 shares; Mr. Smyth – 21,682 shares; Mr. Dinkins – 98,764 shares; Mr. Mazza – 13,181 shares; and all directors and executive officers as a group – 1,183,030 shares.
(2)	Includes 4,631 restricted stock units which are currently scheduled to vest on June 2, 2018.
(3)	Includes the following shares under the Company 401(k) Plan: Mr. Mazza: 3,625 shares; all executive officers as a group – 8,843 shares. Such individuals retain voting and investment power over their respective shares.
*	Less than 1%

Section 16(a) Beneficial Ownership Reporting Compliance. Under Section 16(a) of the Exchange Act, the Company’s directors and Section 16 officers are required to report their beneficial ownership of the common stock and any changes in that beneficial ownership to the SEC and the NYSE. The Company believes that these filing requirements were satisfied during fiscal year 2017. In making the foregoing statement, the Company has relied on copies of the reporting forms received by it or on the written representations from the persons required to report.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

2017 Management Transition. In July 2017, we completed a management transition with the appointment of Joseph W. Dziedzic as our President & Chief Executive Officer. His appointment followed the May 2017 appointment of Gary J. Haire as our Chief Financial Officer. These experienced executives, along with our other executive officers, have formed a strong, collaborative leadership team that is highly motivated to deliver on our strategic priorities to drive stockholder return over the long term and our commitment to our customers and associates.

Introduction. This CD&A describes the compensation of our Named Executive Officers during 2017. Our Named Executive Officers for 2017 were:

•	Joseph W. Dziedzic, President & Chief Executive Officer

•	Gary J. Haire, Executive Vice President & Chief Financial Officer

•	Jeremy Friedman, Executive Vice President & Chief Operating Officer

•	John Harris, former Interim President, Cardio & Vascular

•	Declan Smyth, President, Advanced Surgical & Orthopedics

•	Thomas J. Hook, former President & Chief Executive Officer

•	Michael Dinkins, former Executive Vice President & Chief Financial Officer

•	Thomas J. Mazza, former Interim Chief Financial Officer

•	Kristin Trecker, former Executive Vice President & Chief Human Resources Officer

2017 Performance. Financial results in 2017 were strong. We were able to materially advance our financial objective of driving top line revenue growth. However, bottom line operating profit growth, while improved over 2016 results, continues to be an area of emphasis as it did not grow at a rate our revenue growth would have suggested. Our revenues increased 5.4% from $1.387 billion in 2016 to $1.462 billion in 2017, adjusted operating income increased 2.3% from $177 million in 2016 to $181 million in 2017, and adjusted earnings per share increased from $2.68 in 2016 to $2.81 in 2017. See “Strategic and Financial Overview” in Part II, Item 7 of our 2017 Form 10-K for a reconciliation of these adjusted amounts to those calculated in accordance with GAAP. Total stockholder return (“TSR”) of 52.5% for fiscal year 2017, measured as the change in our stock price, compared favorably to the average TSR of 27.1% for our peer group for fiscal 2017.

2017 Short Term Incentive (“STI”) Program and Long Term Incentive (“LTI”) Award Designs Reflect our 2017 Transition. While we were still focused on growth in our financial results during 2017, given our concurrent focus on completing the integration of our two legacy companies and undertaking a strategic review of our customers, competitors and markets, we established our STI performance goals to reflect our Company’s expected continued transition during 2017. As a result, we also decided to decrease the maximum potential payout under the 2017 STI program to 150% of the target amount, down from 195% of the target amount under the 2016 STI program, while leaving the threshold payout at 50% of the target amount.

In addition, given our transition during 2017 and the associated difficulty in setting appropriate long-term performance goals, the Financial PSUs and TSR PSUs (each as defined below) equity incentive grants had performance measurement periods of one year and two years, respectively. Given the shorter performance measurement periods for the 2017 PSU grants, we decided to decrease the maximum potential vesting amount of these PSU awards to 150% of the target, down from 200% of the target under the PSU awards granted in 2016. Our PSU grants for 2018 transitioned back to our traditional three-year performance measurement period.

Annual Bonuses Paid, but No Payouts on Previously Issued Performance-Based Equity. As a result of achieving above target performance against our STI program metrics for 2017 with respect to revenue and adjusted EBITDA, all of our currently serving Named Executive Officers earned annual bonuses under our STI program. Those of our Named Executive Officers who also had been granted performance-based LTI awards in 2015 that were eligible to vest in 2017 saw those awards forfeited as the Company did not meet its threshold TSR performance goal. We believe these outcomes highlight our commitment to a pay-for-performance philosophy.

Corporate Governance “Best Practices.” Below is a summary of best practices that the Compensation and Organization Committee (the “Compensation Committee”) has implemented with respect to the compensation of our Named Executive Officers. We believe these practices support our compensation philosophy and are in the best interests of our Company and our stockholders.

•	Our compensation is aligned with a pay-for-performance philosophy where a substantial portion of executive officer compensation is at-risk and tied to objective performance goals.

•	LTI grants are predominantly performance-based and measured over multi-year periods, and our STI plan is also based on rigorous financial goals.

•	The Compensation Committee engages an independent compensation consultant.

•	We maintain a clawback policy that permits recoupment under various circumstances for cash and equity awards.

•	We maintain restrictions against hedging and pledging our securities by directors, executive officers and associates.

•	The Company carefully considers annual equity usage and potential dilution in its compensation decisions.

•	The Compensation Committee conducts an annual risk assessment of our compensation program.

•	We require a “double trigger” for the acceleration of payments or benefits upon a change of control of the Company.

Say-on-Pay. At our 2017 Annual Meeting of Stockholders, our stockholders had the opportunity to vote on the compensation paid to our Named Executive Officers. The result of this advisory “say-on-pay” vote was overwhelmingly supportive, with 96% of votes cast voting in favor of our compensation program for our Named Executive Officers.

Compensation Philosophy

Our compensation philosophy is to provide a competitive compensation package that will attract, retain and motivate our executives to drive the Company’s success through high performance and innovation, to link our executives’ compensation to short- and long-term performance of the Company and to align our executives’ compensation with the interests of our stockholders. The compensation programs for our Named Executive Officers are designed to be consistent with our compensation philosophy.

We have designed our executive compensation programs to include:

•	Base Salary

•	Annual Performance-Based Incentives

•	Long-Term Incentives (“LTI”), including Time-Based Restricted Stock Units and Performance-Based Restricted Stock Units

•	Change in Control Agreements and Severance Benefits

•	Other Limited Executive Perquisites

Total target compensation opportunities are set within the competitive ranges provided by our peers for comparable positions. However, due to the performance-based nature of our program, our executives have the opportunity to earn significantly more than these target amounts if the Company achieves above market performance. This design allows us to attract and retain executives who have the appropriate skill set to develop and execute our strategic plans as we work towards attaining both our short- and long-term financial and strategic objectives. We believe that this approach properly incentivizes our executive officers and provides value to our stockholders. The executive compensation program for our Named Executive Officers allows for flexibility to respond to the evolving business environment, address individual performance and consider internal and external pay equity.

Compensation Committee Practices and Procedures

The Compensation Committee has direct oversight responsibility for the Company’s compensation practices with appropriate approval and general oversight from the Board. This responsibility includes the determination of compensation levels and awards provided to the Named Executive Officers. The Compensation Committee directly engages an independent compensation consulting firm to review the Company’s executive compensation programs and provide guidance on compensation matters and recommendations made by management. In 2017, Frederick W. Cook & Co. (“FW Cook”) advised the Compensation Committee on the Company’s executive compensation programs and representatives of FW Cook were present from time to time for meetings held by the Compensation Committee during 2017.

In accordance with SEC and NYSE rules regarding the independence of compensation consultants, the Compensation Committee has considered the other services the independent compensation consulting firm provides to the Company, the amount of fees paid to the independent compensation consulting firm by the Company, the independent compensation consulting firm’s policies and procedures designed to prevent conflicts of interest, any business or personal relationship the independent compensation consulting firm may have with any member of the Compensation Committee, any stock of the Company owned by the independent compensation consulting firm, and any business or personal relationships the independent compensation consulting firm has with any of the Named Executive Officers. Following that review, the Compensation Committee concluded that FW Cook’s work for the Compensation Committee does not raise a conflict of interest.

The Compensation Committee was also responsible for recommending to the full Board compensation based on the Board’s evaluation of the performance of Mr. Dziedzic, our President & Chief Executive Officer. The performance reviews for Mr. Dziedzic were based on his individual performance as well as on the Company’s performance during the year. The Compensation Committee provided a recommendation for the performance review and any compensation adjustments to the Board for approval. For the other Named Executive Officers, the Compensation Committee considered input and recommendations from Mr. Dziedzic regarding performance, base salary adjustments and annual STI and LTI programs and award amounts. The Compensation Committee determined the final compensation for those executive officers. Grants of equity-based compensation are approved by the Compensation Committee in accordance with programs established by the Compensation Committee with the assistance of its independent compensation consultant. Although not required by our stock incentive plans, the Board has provided final approval on the equity-based compensation awards for our senior level executives.

During 2017, Kristin Trecker (until her departure from the Company), the Company’s former Executive Vice President & Chief Human Resources Officer, and Timothy G. McEvoy, Senior Vice President, General Counsel & Secretary, attended meetings of the Compensation Committee to provide counsel and assistance to the Compensation Committee as needed. These executives were not present during executive sessions of the Compensation Committee or when items pertaining to their individual compensation were discussed.

Competitive Market Review

The Compensation Committee compares Company performance and compensation programs against a peer group of companies. Following the Company’s acquisition of Lake Region Medical in October 2015, the Compensation Committee reviewed and updated our peer group to include the sixteen companies shown below to better reflect the changed profile of the Company. We believe that this is an appropriate size for a peer group to obtain a representative sample of our market, while still keeping the size of the peer group at a manageable level for analysis purposes. We believe the companies in our peer group (i) have relevant overlap with our industry, customers and products, (ii) are similar in size, and (iii) have key metrics that are consistent with our growth strategy. The key metrics considered included revenue size and growth rate, return on equity, net income, earnings per share growth, average gross margins and enterprise value. Additionally, the Compensation Committee took into consideration companies identified as peers of our peers, peers by our analysts and certain governance rating agencies. The companies comprising our current compensation peer group are as follows:

Analogic Corporation	Masimo Corporation
Benchmark Electronics, Inc.	Merit Medical Systems, Inc.
Cantel Medical Corp.	NuVasive, Inc.
CONMED Corporation	Plexus Corp.
Haemonetics Corporation	ResMed Inc.
Halyard Health, Inc.	STERIS Corporation
Hill-Rom Holdings, Inc.	Teleflex Incorporated
Integra LifeSciences Holdings Corporation	West Pharmaceutical Services, Inc.

Base Salary

We provide our Named Executive Officers with a fixed level of cash compensation in the form of base salary that is consistent with their skill level, experience, knowledge, length of service with our Company and the level of responsibility and complexity of their position. The Compensation Committee does not use a specific formula when setting base salary for our Named Executive Officers, but our general practice is to target the competitive market median. In addition to the factors listed above, actual individual base salaries may differ from the competitive market median as a result of various other factors including relative depth of experience, prior individual performance and expected future contributions, internal pay equity considerations within our Company and the degree of difficulty in replacing the individual. Any such differences are approved by the Compensation Committee and, with respect to Mr. Dziedzic, our President & Chief Executive Officer, by the Board.

The base salaries of our Named Executive Officers are reviewed by the Compensation Committee on an annual basis, as well as at the time of promotion or significant changes in responsibility. We expect the base salaries of our Named Executive Officers to generally increase in-line with any increases to the competitive median market rates. However, base salary increases are also reviewed on an individual basis and adjusted accordingly for performance.

The annualized base salaries for our Named Executive Officers were as follows:

2017
Joseph W. Dziedzic	$850,000
Gary J. Haire	420,000
Jeremy Friedman	550,000
Declan Smyth	340,000
John Harris(1)	395,535
Thomas J. Hook(2)	800,000
Michael Dinkins(3)	415,000
Thomas J. Mazza(4)	271,688
Kristin Trecker(5)	315,000

(1)	Mr. Harris served as interim President, Cardio & Vascular until February 19, 2018. The 2017 salary amount presented for Mr. Harris represents his base salary for serving in that role and has been converted from Euros (€350,000) into U.S. dollars at the average daily exchange rate for the year.
(2)	Mr. Hook served as President & Chief Executive Officer until March 25, 2017.
(3)	Mr. Dinkins retired as Executive Vice President & Chief Financial Officer on March 3, 2017.
(4)	Mr. Mazza served as Interim Chief Financial Officer from March 3, 2017 to April 30, 2017.
(5)	Ms. Trecker served as Executive Vice President & Chief Human Resources Officer until May 23, 2017.

Annual Performance-Based Incentives

The objective of our annual STI program is to provide a competitive level of performance-based annual compensation at the target achievement level, with the opportunity for significantly higher incentive compensation if stretch performance is achieved. Achievement at the 100% target level is deemed to be a “realistic” but challenging goal and any amount greater than the target is considered a “stretch” goal. Achievement at 150% of the target level was the maximum award that could have been earned.

The Compensation Committee sets the performance metrics and funding mechanics for the STI program generally at its first meeting each year based upon prior year performance, the Company’s plan for the current year, and the Board’s desire for continuous and meaningful performance improvement. The STI awards for our Named Executive Officers are based upon Company-wide performance metrics. Payment of STI awards are based upon the achievement of these performance metrics and can vary significantly from year to year.

For 2017, the STI program was based upon two financial metrics: (1) total revenue, weighted 25% and (2) adjusted EBITDA (as defined below), weighted 75%. The Compensation Committee believes that the design of the funding and performance metrics is aligned with the Company’s strategic objective of growing revenue and profitability. The weighting between revenue and adjusted EBITDA puts more emphasis on profitability and is therefore directly aligned with the interest of stockholders. For 2017, the STI award was payable in the form performance-based restricted stock units (“PSUs”) up to the target amount and in cash for achievement in excess of target.

The goals and results under the 2017 STI program are as follows:

	2017 STI Performance Goals			2017
	Threshold	Target	Maximum	Performance
Funding as % of Target	50%	100%	150%	101.6%
Revenue (25%)	$1,380M	$1,415M	$1,450M	$1,462M
Adjusted EBITDA (75%)	281M	298M	311M	293M

Adjusted EBITDA for purposes of STI performance consists of GAAP net income (loss) plus adjustments for (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets including inventory step-up amortization, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain litigation expenses, charges and gains, (vii) unusual or infrequently occurring items, (viii) gain/loss on cost and equity method investments, (ix) GAAP stock-based compensation, interest expense, and depreciation, (x) GAAP provision (benefit) for income taxes, (xi) cash gains received from cost and equity method investments during the period, and (xii) foreign exchange. All of the adjustments were reviewed and approved by the Compensation Committee at the end of the performance period.

The individual target STI program bonuses for our Named Executive Officers were determined by the Compensation Committee to provide targeted total compensation at the median of our competitive market. The target and actual payouts for our Named Executive Officers for 2017 was as follows:

Executive Name(1)	Target STI ($)	STI PSUs Granted with Fair Value Equal to Target STI (#)	% of Target Earned (%)		STI PSUs Earned (#)		STI Paid in Cash ($)	Total STI Earned ($)
Joseph W. Dziedzic(2)	391,233	8,952	101.6		8,952		6,259	397,492
Gary J. Haire(2)	182,000	4,808	101.6		4,808		2,912	184,912
Jeremy Friedman	440,000	13,233	101.6		13,233		7,040	447,040
Declan Smyth	204,000	6,135	101.6		6,135		3,264	207,264
John Harris(3)	225,372	6,778	N/A		6,778		4,135	229,507
Thomas J. Hook	800,000	24,060	N/A		9,523	(4)	—	316,640	(4)
Thomas J. Mazza	95,000	2,859	101.6		2,859		1,520	96,520
Kristin Trecker	175,000	5,263	0	(5)	5,263		—	—

(1)	Mr. Dinkins, having announced in September 2016 his intention to retire in March of 2017, did not participate in the 2017 STI program.
(2)	The 2017 target bonuses reported for Mr. Dziedzic and Mr. Haire are prorated amounts based on (i) with respect to Mr. Dziedzic, the date his interim designation was removed, and (ii) with respect to Mr. Haire, his employment commencement date.
(3)	Mr. Harris’s target bonus was converted from Euros (€210,000) into U.S. dollars using the exchange rate on the date of the award. The STI paid in cash was converted from Euros (€3,360) into U.S. dollars using the exchange rate on the date of the paid.
(4)	Represents the prorated amount Mr. Hook was eligible to receive under the terms of his employment agreement and executive departure agreement.
(5)	As Ms. Trecker was not employed by the Company at the end of 2017, she was not eligible for a 2017 STI program payment.

Our Adjusted EBITDA achievement for 2017 was 85.5% of target and revenue achievement was at the 2017 maximum. Based on the these results, with the exception or Mr. Hook and Ms. Trecker, STI program bonuses were paid out at 101.6% of target levels. All of the STI PSUs granted to each Named Executive Officer in 2017 pursuant to the 2017 STI program vested on March 9, 2018 and the shares subject to the STI PSUs were then issued to the Named Executive Officers. In addition, the remaining portion of each Named Executive Officer’s STI bonus that exceeded the value of the STI PSUs (valued as of the respective grant date) was paid in cash in March 2018.

Long-Term Incentives

In addition to annual performance-based incentives, we also compensate our Named Executive Officers with annual LTI grants. LTI awards are a key component of our program, and are designed to align management’s performance incentives with the interests of our stockholders by linking executive pay to stockholder value creation.

In 2017, the structure of the LTI awards to senior executives changed from the structure used in recent years. Since 2010, LTI awards to senior executives had been weighted 25% time-based stock options and 75% PSUs that used a relative Total Shareholder Return (“TSR”) metric. The 2017 LTI awards were weighted one third time-based restricted stock units (“RSUs”), one third PSUs based on a financial performance metric (“Financial PSUs”) and one third PSUs based on a TSR metric (“TSR PSUs”).

The Financial PSUs are earned and subsequently vest based on the Company’s 2017 Adjusted Operating Income as follows:

Adjusted Operating Income	Vesting Amount
$200 million and above	Maximum - 150% of Target(1)
Between $187 million and $200 million	Calculation between Target and 150% of Target
$187 million	Target
Between $173 million and $187 million	Calculation between 50% of Target and Target
$173 million	Threshold – 50% of Target
Below $173 million	No award is paid

(1)	Pursuant to the terms of his employment agreement, Mr. Dziedzic’s maximum opportunity is capped at 123% of target.

Adjusted Operating Income (“AOI”) for purposes of the Financial PSU performance metric consists of GAAP operating income (loss) plus adjustments for (i) acquisition and integration related charges and expenses, (ii) amortization of intangible assets including inventory step-up amortization, (iii) facility consolidation, optimization, manufacturing transfer and system integration charges, (iv) asset write-down and disposition charges, (v) charges in connection with corporate realignments or a reduction in force, (vi) certain litigation expenses, charges and gains, and (vii) unusual or infrequently occurring items. The Compensation Committee approved the categories for adjustments at the beginning of the performance period, and all of the adjustments were reviewed and approved by the Compensation Committee at the end of the performance period.

The TSR PSUs are earned and subsequently vest based on the Company’s relative TSR rank versus our peer group over a two-year period as follows:

2-Year TSR Performance Rank Versus Peer Group	Vesting Amount
75th Percentile and above	Maximum - 150% of Target(1)
50th Percentile - 75th Percentile	Calculation between Target and 150% of Target
50th Percentile	Target
25th Percentile - 50th Percentile	Calculation between 50% of Target and Target
25th Percentile	Threshold - 50% of Target
Below 25th Percentile	No award is paid

(1)	Pursuant to the terms of his employment agreement, Mr. Dziedzic’s maximum opportunity is capped at 123% of target.

AOI and relative TSR were selected as the PSU performance measures because the Compensation Committee believes they most closely align the interests of our executive officers with those of stockholders and drive appropriate risk taking. Further, the Compensation Committee believes that our mixture of award types provides an appropriate balance between Company performance, and rewarding increases in absolute stock price and relative performance versus our peers.

Annual LTI award values are intended to be consistent with those provided by our peer companies for comparable executive positions. Grant values are reviewed on an individual basis and can be adjusted based on individual performance and expected future contributions. The individual award opportunities under the LTI program for our Named Executive Officers for 2017 are as follows:

Executive Name(1)	Time-Based RSUs Grant Value ($)	Financial PSUs Grant Value at Target Achievement ($)	TSR PSUs Grant Value at Target Achievement ($)	2017 LTI Grant Value Assuming Target PSU Achievement ($)
Joseph W. Dziedzic	508,603	508,603	508,603	1,525,809
Declan Smyth	166,668	166,666	166,666	500,000
John Harris	33,334	33,333	33,333	100,000
Thomas J. Hook	1,146,668	1,146,666	1,146,666	3,440,000
Thomas J. Mazza	16,668	16,666	16,666	50,000
Kristin Trecker	133,334	133,333	133,333	400,000

(1)	Under the terms of their offer letters entered into with the Company in February 2017 and October 2016, Mr. Haire and Mr. Friedman, respectively, were not eligible to participate in the 2017 LTI program. Mr. Dinkins, having announced in September 2016 his intention to retire in March of 2017, did not participate in the 2017 LTI program.

The time based RSUs granted to our Named Executive Officers in 2017 were as follows:

Executive Name	Time-Based RSUs Grant Value ($)	Shares Underlying RSU Grant (#)
Joseph W. Dziedzic	508,603	11,638
Declan Smyth	166,668	5,012
John Harris	33,334	1,002
Thomas J. Hook(1)	1,146,668	34,486
Thomas J. Mazza(2)	16,668	501
Kristin Trecker(3)	133,334	4,010

(1)	Mr. Hook was employed by the Company until May 23, 2017, and under the terms of his employment agreement his time-based RSUs vested in full as of that date.
(2)	Mr. Mazza retired on March 2, 2018, and under the terms of the Company’s stock incentive plans, he remains eligible to earn a portion of his award.
(3)	Ms. Trecker served as Executive Vice President & Chief Human Resources Officer until May 23, 2017. Her awards were forfeited upon termination of employment.

The time-based RSUs vest in three equal annual installments beginning on the last day of the Company’s 2017 fiscal year, or December 29, 2017.

The following table includes the details of the performance-based LTI PSU grants made to Named Executive Officers in February 2017 and the shares earned on the portion of the Financial PSUs that were subject to the one-year AOI performance goal. The shares earned based on 2017 AOI performance remain subject to time vesting as described below and continued employment through the date of vesting.

Executive Name	Award Type	Shares Granted at Maximum (#)	Shares Granted at Target (#)	FY 2017 AOI Performance as a % of Target	PSU Earned Subject to Vesting
Joseph W. Dziedzic	Financial PSUs	14,324	11,638	67%	9,194
	TSR PSUs	14,347	11,657	Determined as of December 28, 2018
Declan Smyth	Financial PSUs	7,518	5,012	67%	3,961
	TSR PSUs	6,910	4,607	Determined as of December 28, 2018
John Harris	Financial PSUs	1,503	1,002	67%	792
	TSR PSUs	1,381	921	Determined as of December 28, 2018
Thomas J. Hook(1)	Financial PSUs	51,729	34,486	67%	10,790
	TSR PSUs	47,553	31,702	Determined as of December 28, 2018
Thomas J. Mazza(2)	Financial PSUs	751	501	67%	395
	TSR PSUs	690	460	Determined as of December 28, 2018
Kristin Trecker(3)	Financial PSUs	6,015	4,010	67%	—
	TSR PSUs	5,529	3,686	Determined as of December 28, 2018

(1)	The number of PSUs earned reflects the pro rata portion of the award that Mr. Hook was eligible to receive under the terms of his employment agreement. As he was no longer subject to the service requirements of the Financial PSU award, the number of earned PSUs shown for Mr. Hook vested on March 9, 2018.
(2)	Mr. Mazza retired on March 2, 2018, and under the terms of the Company’s stock incentive plans, he remains eligible to earn a portion of his awards. As he was no longer subject to the service requirements of the Financial PSU award, the number of earned PSUs shown for Mr. Mazza vested on March 9, 2018.
(3)	Ms. Trecker served as Executive Vice President & Chief Human Resources Officer until May 23, 2017. Her awards were forfeited upon termination of employment.

The Company’s AOI for purposes of the Financial PSU performance metric criteria over the period from December 31, 2016 to December 29, 2017 was $181 million and, as a result, the Financial PSUs were paid out at 67% of target. Except as noted above, the actual awards earned are also subject to time-based vesting, with 50% of the earned shares vesting on December 31, 2018 and the remaining 50% vesting on January 3, 2020, subject to continuous employment of the Named Executive Officer with the Company through such dates.

The TSR PSUs will vest based on the Company’s relative TSR rank versus its peer group over the period January 1, 2017 through December 31, 2018. With the exception of Mr. Hook and Mr. Mazza, whose awards will vest when earned, the actual awards earned will be subject to time-based vesting, with 50% of the earned shares vesting when the Compensation Committee determines our level of achievement of the performance goals, which would occur in the first quarter of 2019, and the remaining 50% vesting on January 3, 2020, subject to continuous employment of the Named Executive Officer with the Company through such dates.

Additional Equity-Based Compensation

In January 2015, Mr. Hook, Mr. Dinkins and Mr. Mazza were granted TSR PSUs under the Company’s 2015 LTI program with a performance period of January 1, 2015 through December 31, 2017. The TSR PSUs were eligible to vest based on the Company’s relative TSR ranking versus the peer group in place at the time of grant, according to the same payout schedule as used for the 2017 PSUs described above. The 2015 LTI program matured on December 31, 2017, and the Compensation Committee confirmed that the Company’s TSR achievement of 0.58% was below the 25th percentile TSR of our peer group of 21.04%. Consequently, none of the 2015 PSU vested and the entire award was forfeited.

In addition to the annual LTI Program, our executive officers may receive additional equity-based compensation at the date of hire, upon promotion, for special recognition or upon a significant change in responsibility. These awards are used as a recruiting and retention tool. These grants are typically made in the form of RSUs. In 2017, Mr. Dziedzic received an award of 6,299 RSUs in connection with his service as interim President & Chief Executive Officer. In addition to receiving a 2017 LTI award, he also received a one-time award in connection with his acceptance of his position as President & Chief Executive Officer having an aggregate value at grant date of $2,000,000 and consisting of non-qualified stock options and RSUs. In 2017, Mr. Harris received an award of 3,411 RSUs in connection with his service as interim President, Cardio & Vascular. Also in 2017, Mr. Haire received a one-time award in connection with his acceptance of his position as Executive Vice President & Chief Financial Officer having an aggregate value at grant date of $600,000 and consisting of non-qualified stock options and RSUs. On a going forward basis, equity award grants to be provided to Mr. Haire are expected to be granted primarily under our yearly LTI award grant program, which awards are expected to be subject to the same performance-based vesting criteria as awards granted to our other executive officers.

Our LTI plans and awards are designed and administered by the Compensation Committee in collaboration with management and subject to general oversight by the Board. Annual LTI awards are approved in December, and are effective on the first day of the new fiscal year. The Compensation Committee and Board typically meets at least five times per year based upon a schedule determined several months in advance, which provides a safeguard against awards being granted in proximity to earnings announcements or the release of material non-public information. All stock options are issued with strike prices that are equal to the value of our closing price for our common stock on the grant date.

Other Features of Our Executive Compensation Program

Compensation Recoupment Policy

The Company has adopted a compensation recoupment, or “clawback,” policy intended to be consistent with the requirements of the Dodd-Frank Act. This policy provides that, in the event we are required to restate our financial statements as a result of “material noncompliance” with financial reporting requirements under the securities laws, we will recover from our current and former executive officers any incentive-based compensation (including equity awards) that is (i) based on erroneous data, (ii) received during the three-year period preceding the date on which the Company becomes required to prepare an accounting restatement, and (iii) in excess of what would have been paid if calculated under the restatement.

Stock Ownership Guidelines

In order to align the interests of our executive officers with the interests of our stockholders and to promote our commitment to sound corporate governance, we maintain stock ownership guidelines under which our executive officers are required to hold a meaningful dollar value of common stock of the Company for the duration of their employment. For purposes of measuring compliance with these guidelines, shares of common stock owned directly or indirectly by the executive officer or his or her immediate family members, as well as 75 percent of unvested time-based restricted stock and restricted stock units issued under our LTI programs are considered shares “owned.” Shares underlying unexercised stock options and unvested performance-based awards do not count toward satisfying the guidelines. The Compensation Committee reviews stock ownership levels of our executive officers on an annual basis with the expectation of seeing meaningful progress toward the achievement of the guideline.

The following table provides the status of our current Named Executive Officers, as of April 6, 2018, toward meeting the ownership guidelines, which are calculated as a multiple of base salary:

Executive Name	Multiple of Base Salary	% of Ownership Guideline Achieved
Joseph W. Dziedzic	5x	100%
Gary J. Haire(1)	2.5x	67%
Jeremy Friedman	2.5x	100%
Declan Smyth	2.5x	99%
John Harris(2)	1.0x	100%

(1)	Mr. Haire joined the Company on May 1, 2017.
(2)	Mr. Harris’ ownership guideline level reflects his current position as vice president of operations for Cardio & Vascular.

Pledging and Hedging Policy

Our policy is to discourage directors, executive officers and other associates from engaging in pledging, short sales or other short-position transactions in Company securities. We also strongly discourage directors, executive officers and other associates from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, that allow a person to continue to own the covered securities, but without the full risks and rewards of ownership. Any director or executive officer wishing to enter into a pledging or hedging arrangement must first pre-clear the proposed transaction with the Company’s Chief Financial Officer or General Counsel.

Perquisites

In addition to the elements of compensation discussed above, we also provide senior level executives (including the Named Executive Officers) with limited other perquisites as follows:

•	Executive life insurance

•	Long-term disability insurance

•	Executive financial planning

•	Executive physicals

•	Executive relocation

•	Company vehicles

•	Retirement plans in other countries

We provide these benefits in order to remain competitive with the market and believe that these benefits help us to attract and retain high caliber executives. These benefits also reduce the amount of time and attention that our executive officers must spend on personal matters and allow them to dedicate more time to the Company. We believe that these benefits are reasonable in nature, are not excessive and are in the best interest of the Company and its stockholders.

Other Benefits. Our executive officers also participate in other benefit plans that we fully or partially subsidize. Their participation is on the same terms as other associates of the Company. Some of these benefits include medical, dental and vision insurance, wellness incentives and paid time off.

Retirement Benefits

All of our U.S. based associates, including our Named Executive Officers, are eligible to participate in a defined contribution Company 401(k) Plan. The Company 401(k) Plan provides for the deferral of associate compensation up to the maximum IRC limit and a Company match. In 2017, this match for the Company 401(k) Plan was $0.50 per dollar, up to 6% of the associate’s base salary, for each participant in the Company 401(k) Plan.

Change in Control Agreements and Severance Benefits

We maintain change in control agreements for a very limited number of key executives, including our Named Executive Officers, in order to retain our leadership in the event of a change in control and also to provide these executives with appropriate financial security in case of a loss of employment. These agreements only provide benefits to participants if there is both a change in control of the Company and a qualifying termination of employment. We believe that it is in the best interest of our Company and stockholders to have the dedication of our executive officers, without the distraction of personal uncertainties that can result on a change in control. We believe these agreements allow for a smooth transition in the event of a change in control without providing “windfall” benefits. We also believe that these benefits are competitive with those of comparable companies, including our peer group.

Our LTI awards provide for specified vesting terms upon qualifying terminations of employment, and the offer letters for Mr. Haire, Friedman and Mr. Smyth provide for potential severance payments and benefits in the event of certain qualifying terminations of employment. For more information on these benefits, as well as those provided under our change in control agreements, see the “Potential Payments Upon Termination of Employment or Change in Control” section of this proxy statement.

Employment Agreements

In general, we do not offer employment agreements to our associates, and none of our Named Executive Officers, other than Mr. Dziedzic, our President & Chief Executive Officer, and John Harris, who had served as interim President of our Cardio & Vascular product category, have them.

The Company entered into an employment agreement with Mr. Dziedzic on July 16, 2017. In addition to the perquisites discussed in this section, Mr. Dziedzic’s employment agreement includes the following terms:

•	A base salary of $850,000 per year, subject to annual review.

•	Eligibility to participate in the Company’s cash and equity-based incentive award programs available to the Company’s executive officers. Mr. Dziedzic’s short term annual incentive plan target for 2017 and 2018 is equal to 100% of his annual base salary, with his 2017 award prorated based upon the effective date of his employment agreement. Mr. Dziedzic’s long term incentive awards are in an amount equal to 390% of his annual base salary at the target level and up to 480% of his annual base salary at maximum performance during each of 2017 and 2018, with his 2017 award prorated based on the effective date of his employment agreement.

•	In the event of death or permanent disability: (i) a lump sum payment equal to his annual base salary and the amount of the Company’s contribution toward his health and medical benefits for a twelve month period; and (ii) the immediate vesting of all non-vested time-based equity awards and the continuation of all performance awards, subject to achievement of the performance metrics.

•	In the event of termination without cause or with good reason, (i) a lump sum payment equal to 200% of the sum of his annual base salary; and (ii) the immediate vesting of all time-based equity awards and the continuation of a prorated number of performance awards, subject to achievement of the performance metrics.

•	A post-employment non-compete covenant for 24 months from the date of last payment under the employment agreement.

The Company entered into an employment agreement with Mr. Harris on September 1, 2016 under which he served as vice president of operations for Cardio & Vascular. Mr. Harris resumed that role when his service as interim President, Cardio & Vascular ended on February 19, 2018. His employment agreement includes the following terms:

•	A base salary of €225,000 per year, subject to annual review.

•	An additional payment of €247,500 payable on June 2, 2018 provided he is employed by the Company on that date.

•	An annual pension contribution equal to 12.5% of his base salary and an annual car allowance of €27,000.

•	Eligibility to participate in the Company’s cash and equity-based incentive award programs. Mr. Harris’ short term annual incentive plan target for 2018 is equal to 35% of his annual base salary. His long term incentive awards are in an amount equal to $100,000 at the target level.

•	A one-time special equity grant consisting of $450,000 in value on the grant date of RSUs that vest on the third anniversary of the grant date.

Tax and Accounting Implications

The Tax Cuts and Job Act has eliminated the IRC §162(m) tax deduction for performance-based compensation paid to certain named executive officers of a publicly-held corporation that exceeds $1,000,000 in any taxable year. Historically, our deductions for executive compensation have not been materially impacted by IRC §162(m), as while the Compensation Committee sought to structure compensation to take advantage of the exemption under IRC §162(m), it reserved the authority to approve non-deductible compensation in appropriate circumstances in order to attract, retain, and motivate highly-qualified executives. The Compensation Committee expects that performance-based compensation will continue to be an important component of our Named Executive Officers’ total compensation regardless of its tax deductibility.

Compensation and Organization Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis, or CD&A, with management and based upon this review and discussion, recommended to the Board that the CD&A be included in this proxy statement for filing with the SEC.

Respectively submitted,

COMPENSATION AND ORGANIZATION COMMITTEE

Peter H. Soderberg (Chair) Pamela G. Bailey James F. Hinrichs William B. Summers, Jr.

Compensation Risk Analysis

The preceding CD&A generally describes our compensation policies, plans and practices that are applicable for executives and senior executives of the Company. The Company uses a combination of fixed and variable and short and long-term compensation programs with a significant focus on corporate and business financial performance as generally described in this proxy statement. The Company does not believe that risks arising from its compensation policies, plans or practices are reasonably likely to have a material adverse effect on the Company.

EXECUTIVE COMPENSATION

2017 Summary Compensation Table

The following table summarizes the total compensation paid or earned by each of the Named Executive Officers for fiscal years 2017, 2016 and 2015.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Joseph W. Dziedzic(6)	2017	571,115	166,154	3,086,165	1,008,113	57,225	4,888,772
President & Chief
Executive Officer
Gary J. Haire	2017	274,615	—	481,982	299,990	11,224	1,067,811
Executive Vice President &
Chief Financial Officer
Jeremy Friedman	2017	539,423	—	2,539,968	—	77,269	3,156,660
Executive Vice President &	2016	491,417	1,592,000	—	301,500	55,625	2,440,542
Chief Operating Officer
Declan Smyth	2017	333,461	—	648,223	—	15,821	997,505
President, Advanced	2016	338,375	130,000	684,724	161,525	10,522	1,325,146
Surgical & Orthopedics
John Harris(6)	2017	395,535	45,000	559,286	—	80,648	1,080,469
Former interim President,
Cardio & Vascular
Thomas J. Hook(7)	2017	329,231	—	3,856,698	—	1,761,386	5,947,315
Former President & Chief	2016	800,000	—	1,569,739	860,186	192,522	3,422,447
Executive Officer	2015	719,192	—	1,526,632	752,490	140,486	3,138,800
Michael Dinkins(8)	2017	79,808	—	—	—	455,762	535,570
Former EVP &	2016	415,000	—	435,563	238,673	34,946	1,124,182
Chief Financial Officer	2015	383,657	—	494,853	243,919	38,388	1,160,817
Thomas J. Mazza(9)	2017	275,203	30,000	139,455	—	10,500	455,158
Former interim Chief
Financial Officer
Kristin Trecker(10)	2017	133,269	—	530,419	—	448,649	1,112,337
Former EVP & Chief	2016	315,000	—	251,520	137,835	170,731	875,086
Human Resources Officer

(1)	The amount reported as salary in 2017 for Mr. Dziedzic includes $29,000, representing fees earned or paid in cash to Mr. Dziedzic for his service as a member of the Board in 2017 prior to his appointment as interim Chief Executive Officer in March 2017. Mr. Harris’s salary is shown in U.S. dollars based on the average daily exchange rate of Euros to U.S. dollars for the year, which was €1.00 equal to $1.1301 for 2017.
(2)	Amounts for 2017 represent bonuses paid to Mr. Dziedzic, Mr. Harris and Mr. Mazza upon completion of their service as interim Chief Executive Officer, interim President, Cardio & Vascular, and Interim Chief Financial Officer, respectively. Amounts for 2016 represent a sign-on bonus for Mr. Friedman and Mr. Smyth and a separate bonus paid to Mr. Friedman in the amount of $357,000 pursuant to the terms of his employment offer with the Company.
(3)	The amounts in this column reflect the aggregate grant date fair value of RSUs and PSUs granted in the applicable year, computed in accordance with applicable accounting standards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and for PSUs, the amounts represent the value based on the probable outcome of the performance conditions in accordance with FASB ASC Topic 718. For the PSUs granted in 2017 included in this column, the grant date fair values based on the target level of achievement, which was considered to be the probable outcome, were $1,180,484 for Mr. Dziedzic, $181,983 for Mr. Haire, $439,997 for Mr. Friedman, $481,574 for Mr. Smyth, $55,494 for Mr. Harris, $2,710,039 for Mr. Hook, $122,797 for Mr. Mazza and $397,086 for Ms. Trecker. Assuming the highest level of achievement of all PSUs granted in 2017, the grant date values for performance-based RSUs would be were $1,362,637 for Mr. Dziedzic, $181,983 for Mr. Haire, $439,997 for Mr. Friedman, $620,355 for Mr. Smyth, $83,229 for Mr. Harris, $3,665,060 for Mr. Hook, $136,648 for Mr. Mazza and $508,132 for Ms. Trecker. The valuation of restricted stock and RSUs are based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 22, 2018. For 2017, a portion of the performance-based RSUs included in these amounts reflect the equity incentive bonuses earned during the respective year and paid during the first quarter of the following year.

(4)	Amounts represent the aggregate grant date fair value of stock options granted. The valuation of stock options is based on the assumptions and methodology set forth in notes 1 and 10 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 22, 2018.
(5)	Amounts reported in this column for 2017 are itemized in the table below captioned “All Other Compensation.”
(6)	Mr. Harris served as interim President, Cardio & Vascular until February 19, 2018.
(7)	Mr. Hook served as President and Chief Executive Officer until March 25, 2017.
(8)	Mr. Dinkins retired as Executive Vice President & Chief Financial Officer on March 3, 2017.
(9)	Mr. Mazza served as interim Chief Financial Officer from March 3, 2017 to April 30, 2017.
(10)	Ms. Trecker served as Executive Vice President & Chief Human Resources Officer until May 23, 2017.

All Other Compensation

The following table sets forth details of “All Other Compensation,” as presented in the Summary Compensation Table for 2017.

Executive Name	401(k) Contribution ($)	Term Life Insurance Premiums ($)	Long-Term Disability Insurance Premiums ($)	Tax Gross-Up ($)	Separation Compensation ($)		Perquisites ($)(1)	Total ($)
Joseph W. Dziedzic	8,100	758	7,735	3,197	—		37,435	57,225
Gary J. Haire	—	2,245	—	845	—		8,134	11,224
Jeremy Friedman	8,100	16,100	6,423	8,479	—		38,167	77,269
Declan Smyth	8,100	5,215	—	2,505	—		—	15,820
John Harris	—	5,000	—	—	—		75,648	80,648
Thomas J. Hook	8,100	4,830	—	3,490	1,664,065	(2)	80,900	1,761,385
Michael Dinkins	3,113	2,676	—	1,007	448,967	(3)	—	455,763
Thomas J. Mazza	8,100	—	—	—	—		2,400	10,500
Kristin Trecker	3,450	2,254	—	1,141	398,318	(4)	43,486	448,649

(1)	These amounts include (i) housing and relocation reimbursements: Mr. Dziedzic: $37,435; Mr. Friedman: $30,000; and Ms. Trecker: $39,257; (ii) personal use of company vehicle of $26,226 for Mr. Harris; (iii) Contribution to Mr. Harris’s retirement plan in Ireland of $49,422; (iv) dependent education reimbursement for Mr. Hook of $80,000; and (v) other perquisites less than $10,000 including executive physicals, financial planning and spousal travel expenses.
(2)	In connection with stepping down as the Company’s President & Chief Executive Officer, Mr. Hook and the Company entered into an Executive Departure Agreement, dated March 25, 2017, under which the parties confirmed that Mr. Hook would continue to receive his existing salary and benefits through the date of the Company’s 2017 Annual Meeting of Stockholders and would thereafter be entitled to the cash severance payment and other benefits set forth in his employment agreement with the Company, dated as of August 5, 2016.
(3)	Mr. Dinkins retired as the Company’s Executive Vice President and Chief Financial Officer on March 3, 2017. In connection with his retirement, Mr. Dinkins and the Company entered into a separation agreement under which he received a lump sum cash severance payment in the amount of $425,024 and accrued but unused vacation in the amount of $24,943.
(4)	Ms. Trecker served as the Company’s Executive Vice President & Chief Human Resources Officer until her separation on May 23, 2017. In connection with her separation, the Company and Ms. Trecker entered into a definitive separation agreement under which she received a lump sum payment in the amount of $376,616 and accrued but unused vacation in the amount of $21,702.

2017 Grants of Plan-Based Awards

The following table summarizes the grants of plan-based awards to each of the Named Executive Officers during fiscal year 2017.

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($)(1)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Executive Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Joseph W. Dziedzic	01/03/17	(2)	—	—	—	—	—	—	3,299	3,555	29.55	129,978
	03/27/17	(3)	—	—	—	—	—	—	18,897	—	—	719,976
	07/17/17	(4)	—	—	—	—	—	—	22,883	67,613	43.70	1,999,983
	07/17/17	(5)	—	—	195,617	—	8,952	—	—	—	—	391,202
	07/17/17	(6)	—	—	—	—	—	—	11,638	—	—	508,581
	07/17/17	(7)	—	—	—	5,819	11,638	14,324	—	—	—	508,581
	07/17/17	(7)	—	—	—	5,829	11,657	14,347	—	—	—	413,474
Gary J. Haire	05/01/17	(8)	—	—	—	—	—	—	—	23,771	37.85	299,990
	05/01/17	(5)	—	—	91,000	—	4,808	—	—	—	—	181,983
Jeremy Friedman	01/03/17	(9)	—	—	—	—	—	—	71,065	—	29.55	2,099,971
	02/06/17	(5)	—	—	220,000	—	13,233	—	—	—	—	439,997
Declan Smyth	02/06/17	(5)	—	—	102,000	—	6,135	—	—	—	—	203,989
	02/06/17	(6)	—	—	—	—	—	—	5,012	—	—	166,649
	02/06/17	(7)	—	—	—	2,506	5,012	7,518	—	—	—	166,649
	02/06/17	(7)	—	—	—	2,304	4,607	6,910	—	—	—	110,937
John Harris	02/06/17	(5)	—	—	112,686	—	6,778	—	—	—	—	225,372
	02/06/17	(6)	—	—	—	—	—	—	1,002	—	—	33,317
	02/06/17	(7)	—	—	—	501	1,002	1,503	—	—	—	33,317
	02/06/17	(7)	—	—	—	461	921	1,381	—	—	—	22,178
	05/15/17	(10)	—	—	—	—	—	—	3,411	—	—	134,735
	12/06/17	(10)	—	—	—	—	—	—	2,483	—	—	110,369
Thomas J. Hook	02/06/17	(5)	—	—	400,000	—	24,060	—	—	—	—	799,995
	02/06/17	(6)	—	—	—	—	—	—	34,486	—	—	1,146,660
	02/06/17	(7)	—	—	—	17,243	34,486	51,729	—	—	—	1,146,660
	02/06/17	(7)	—	—	—	15,851	31,702	47,553	—	—	—	763,384
Thomas J. Mazza	02/06/17	(5)	—	—	47,500	—	2,859	—	—	—	—	95,062
	02/06/17	(6)	—	—	—	—	—	—	501	—	—	16,658
	02/06/17	(7)	—	—	—	251	501	752	—	—	—	16,658
	02/06/17	(7)	—	—	—	230	460	690	—	—	—	11,077
Kristin Trecker	02/06/17	(5)	—	—	87,500	—	5,263	—	—	—	—	174,995
	02/06/17	(6)	—	—	—	—	—	—	4,010	—	—	133,333
	02/06/17	(7)	—	—	—	2,005	4,010	6,015	—	—	—	133,333
	02/06/17	(7)	—	—	—	1,843	3,686	5,529	—	—	—	88,759

(1)	The valuation of restricted stock units are based on the assumptions and methodology set forth in notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 22, 2018.
(2)	Represents the equity-based portion of Mr. Dziedzic’s non-employee director’s annual retainer, of which 2,475 stock options and 2,667 shares of restricted stock were cancelled on March 27, 2017, the date his service as the interim President & Chief Executive Officer commenced.
(3)	Mr. Dziedzic received RSUs as part of his compensation as the interim President & Chief Executive Officer. Of these awards, 12,598 RSUs were cancelled on July 17, 2017, the date Mr. Dziedzic was appointed as the President & Chief Executive Officer.
(4)	Represent equity awards received in conjunction with Mr. Dziedzic’s appointment as President & Chief Executive Officer.

(5)	As described in the “Annual Performance-Based Incentives” section of the CD&A, each Named Executive Officer could earn an annual bonus of up to 150% of their target STI amount. Achievement of up to 100% of the target bonus is payable by the vesting of the PSUs included in this row under “Estimated Future Payouts under Equity Incentive Plan Awards.” Bonus awards in excess of 100% of target were to be paid in cash. Maximum amounts reported in this row under “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represent 50% of the Named Executive Officer’s target bonus, which is the maximum possible amount of cash that could be paid to the Named Executive Officer under the 2017 STI program. As described above, each eligible Named Executive Officer earned 101.6% of their target bonus amount, as a result of which 100% of the shares reported under the “Target” column vested, and the remainder was paid in cash.
(6)	Time-based RSUs granted under the 2017 LTI program. See the “Long-Term Incentives” section of the CD&A for further detail regarding the 2017 LTI awards.
(7)	Share amounts in this row represent threshold, target and maximum payouts for Financial and TSR PSUs under our 2017 LTI program. See the “Long-Term Incentives” section of the CD&A for further detail regarding the 2017 LTI awards.
(8)	Represent equity awards received in conjunction with Mr. Haire’s appointment as Executive Vice President & Chief Financial Officer.
(9)	Represent equity awards received in conjunction with Mr. Freidman’s appointment as Executive Vice President & Chief Operating Officer.
(10)	Represent equity awards received in conjunction with Mr. Harris’ appointment as Interim President, Cardio & Vascular.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth the outstanding equity awards for each of the Named Executive Officers as of December 29, 2017.

	Option Awards					Stock Awards
Executive Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1) ($)
Joseph W. Dziedzic	14,530	—		25.25	02/28/23	23,015	(4)	1,042,580	14,347	(9)	649,919
	1,722	—		40.86	01/03/24	8,952	(5)	405,526
	2,877	—		45.39	01/04/25	9,194	(6)	416,488
	2,883	—		48.43	01/04/26
	888	—		29.55	01/03/27
	22,537	45,076	(2)	43.70	07/17/27
Gary J. Haire	7,923	15,848	(2)	37.85	05/01/27	5,284	(4)	239,365	—		—
						4,808	(5)	217,802
Jeremy Friedman	16,666	33,334	(2)	19.54	10/18/26	47,377	(4)	2,146,178	—		—
						13,233	(5)	599,455
Declan Smyth	9,815	—		11.58	05/08/25	5,059	(7)	229,173	6,910	(9)	313,023
	3,704	—		11.58	09/10/23	6,135	(5)	277,916	466	(10)	21,110
	8,163	4,083	(3)	48.43	01/04/26	3,961	(6)	179,433
John Harris	1,981	—		11.58	07/23/24	6,563	(8)	297,304	1,381	(9)	62,559
	506	—		11.58	04/30/24	792	(6)	35,878
Thomas J. Hook						9,523	(5)	431,392	9,410	(9)	426,273
						10,790	(6)	488,787	1,156	(10)	52,367
Michael Dinkins	7,446	—		18.24	01/03/20	—		—	689	(9)	31,212
	6,217	—		22.53	03/03/20
	3,615	—		20.62	03/03/20
	28,820	—		21.68	03/03/20
	14,594	—		40.84	03/03/20
	19,977	—		45.41	03/03/20
	18,095	—		48.43	03/03/20
Thomas J. Mazza	4,161	—		40.84	01/06/24	335	(4)	15,176	690	(9)	31,257
	4,606	—		45.41	01/05/25	2,859	(5)	129,513	168	(10)	7,610
	2,942	1,472	(3)	48.43	01/04/26	395	(6)	17,894
Kristin Trecker						—		—	398	(9)	18,029

(1)	Based on a stock price of $45.30, which was the closing market price of our common stock on December 29, 2017, the last day of our 2017 fiscal year.
(2)	Options vest in two equal installments on December 28, 2018 and January 3, 2020.
(3)	Options vest on December 28, 2018.
(4)	Time-based RSUs, which vest in two approximately equal parts on December 28, 2018 and January 3, 2020.
(5)	Financial PSUs issued on February 6, 2017 under the annual 2017 STI program, which became earned and vested on March 9, 2018, the date on which the Compensation Committee determined the achievement of the pre-established performance goal. The number of shares represent the actual level of performance achieved. See the “Annual Performance-Based Incentives” section of the CD&A for further detail regarding the 2017 STI program.
(6)	Financial PSUs issued on February 6, 2017 under the 2017 LTI program, which became earned on March 9, 2018, the date on which the Compensation Committee determined the achievement of the pre-established performance goal. The number of shares represent the actual level of performance achieved and will vest in two equal parts on December 28, 2018 and January 3, 2020. See the “Long-Term Incentives” section of the CD&A for further detail regarding the 2017 LTI Financial PSU awards.
(7)	Time-based RSUs, of which 3,388 vest on December 28, 2018 and 1,671 vest on January 3, 2020.
(8)	Time-based RSUs, of which 5,894 vest on June 2, 2018, 334 vest on December 28, 2018 and 335 vest on January 3, 2020.
(9)	TSR PSUs issued on February 6, 2017 under the 2017 LTI program. Actual awards earned ranging from 0% to 150% of target will be determined based upon the Company’s relative TSR performance against designated peer groups over a two-year period ending December 28, 2018. The number of shares earned will vest in two equal parts on the date in the first quarter of 2019 that achievement of the TSR performance is determined by the Compensation Committee and January 3, 2020. Performance for the 2017 period was above the maximum; therefore the maximum amounts are shown. See the “Long-Term Incentives” section of the CD&A for further detail regarding the 2017 LTI TSR PSU awards.
(10)	TSR PSUs issued on January 4, 2016 under the 2016 LTI program. Actual awards earned ranging from 0% to 150% of target will be determined based upon the Company’s relative TSR performance against designated peer groups over a three-year period ending December 28, 2018. The number of shares earned will vest on the date in the first quarter of 2019 that achievement of the TSR performance is determined by the Compensation Committee. Performance for the 2016-2017 period was below the threshold; therefore the threshold amounts are shown.

2017 Option Exercises and Stock Vested

The following table summarizes the number of stock option awards exercised and the number of stock awards vesting during 2017 for the Named Executive Officers, including the value realized.

	Option Awards		Stock Awards
Executive Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Joseph W. Dziedzic	—	—	18,629	820,837
Gary J. Haire	—	—	2,642	119,683
Jeremy Friedman	24,762	850,729	23,688	1,073,066
Declan Smyth	—	—	3,387	153,431
John Harris	1,261	42,647	333	15,085
Thomas J. Hook	552,655	7,959,314	34,486	1,362,197
Michael Dinkins	44,086	851,887	—	—
Thomas J. Mazza	5,175	125,856	200	9,060

(1)	Based on the closing price of common stock on the NYSE on the date the stock award vested.

Equity Compensation Plan Information

The following table provides information regarding the Company’s equity compensation plans as of December 29, 2017:

Plan Category (As of December 29, 2017)	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	( a )(1)	( b )	( c )(2)
Equity compensation plans approved by security holders	1,564,673	$30.89	1,005,456
Equity compensation plans not approved by security holders	—	—	—
Total	1,564,673	$30.89	1,005,456

(1)	Consists of shares of common stock underlying stock options issued under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan, and the 2016 Stock Incentive Plan. Also includes 633,320 shares of common stock underlying restricted stock and RSUs that were granted under the 2009 Stock Incentive Plan, the 2011 Stock Incentive Plan and the 2016 Stock Incentive Plan at a weighted average grant date fair value of $33.30 per share, which are not included in the exercise price reported in column b.
(2)	As of December 29, 2017, 1,005,456 shares were available under the plans described above for future grants of stock options, stock appreciation rights, restricted stock, RSUs or stock bonuses. Due to plan sub-limits, of the shares available for grant, only 927,161 shares were available for issuance in the form of restricted stock, RSUs or stock bonuses.

Potential Payments Upon Termination of Employment or Change in Control

We do not offer our Named Executive Officers pension or nonqualified deferred compensation benefits. Upon the death or disability of an associate, all outstanding stock option awards immediately vest and all outstanding performance-based restricted stock units immediately vest at the target level applicable to such performance-based awards. All vested stock options expire at various times following the event, no later than one year, based upon the terms of the plan from which they were awarded. In the event that an associate’s employment is terminated by the Company without cause, a pro-rata portion of such associate’s PSUs that were awarded more than one year before the date of termination will remain outstanding. These PSUs will continue to be eligible for vesting based on the Company’s attainment of the performance goals applicable to such awards. All unvested time-based awards are forfeited.

The following table presents the benefits that would have been received by Mr. Dziedzic under his employment agreement in the event of a hypothetical termination as of December 29, 2017:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	850,000	—	2,586,634	30,000	3,466,634
Death	850,000	—	2,586,634	30,000	3,466,634
Termination Without Cause	—	1,700,000	2,261,674	—	3,961,674
Termination With Good Reason	—	1,700,000	2,261,674	—	3,961,674
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	—	—	—

(1)	Based upon our closing stock price of $45.30 on December 29, 2017 (the last trading day of our 2017 fiscal year). Termination due to death or permanent disability includes the value of all unvested time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and the value of the 2017 TSR PSUs at projected maximum payout level. Termination without cause and termination with good reason calculations include the value of all unvested time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and a prorated portion of the 2017 TSR PSUs at the current projected payout level as of the assumed termination date. Unvested time-based awards includes RSU granted under the 2017 STI program that vested and were paid out on March 9, 2018.
(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for a 12 month period.

The following table presents the benefits that would have been received by Mr. Haire under his employment offer letter in the event of a hypothetical termination as of December 29, 2017:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	—	—	792,984	—	792,984
Death	—	—	792,984	—	792,984
Termination Without Cause	—	420,000	—	30,000	450,000
Termination With Good Reason	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	—	—	—

(1)	Based upon our closing stock price of $45.30 on December 29, 2017 (the last trading day of our 2017 fiscal year). Termination due to death or permanent disability includes the value of all unvested time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and the value of the 2017 TSR PSUs at target. Unvested time-based awards includes RSUs granted under the 2017 STI program that vested on March 9, 2018.
(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for a 12 month period.

The following table presents the benefits that would have been received by Mr. Friedman under his employment offer letter in the event of a hypothetical termination as of December 29, 2017:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	—	—	3,604,317	—	3,604,317
Death	—	—	3,604,317	—	3,604,317
Termination Without Cause	—	825,000	3,604,317	45,000	4,474,317
Termination With Good Reason	—	825,000	3,604,317	45,000	4,474,317
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	3,604,317	—	3,604,317

(1)	Based upon our closing stock price of $45.30 on December 29, 2017 (the last trading day of our 2017 fiscal year). Termination due to death or permanent disability, termination without cause, termination with good reason and retirement includes the value of all unvested time-based awards. Unvested time-based awards includes RSUs granted under the 2017 STI program that vested on March 9, 2018.
(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for 18 months.

The following table presents the benefits that would have been received by Mr. Harris under his employment agreement in the event of a hypothetical termination as of December 29, 2017:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)	Total ($)
Permanent Disability	—	—	374,888	—	374,888
Death	—	—	374,888	—	374,888
Termination Without Cause	—	395,414	364,461	—	759,875
Termination With Good Reason	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	364,461	—	364,461

(1)	Based upon our closing stock price of $45.30 on December 29, 2017 (the last trading day of our 2017 fiscal year). Termination due to death or permanent disability includes the value of his time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and the value of the 2017 TSR PSUs at target. Termination without cause and retirement includes the value of all unvested time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and a prorated portion of the 2017 TSR PSUs based on actual performance as of the assumed termination date. Unvested time-based awards includes RSUs granted under the 2017 STI program that vested on March 9, 2018.

The following table presents the benefits that would have been received by Mr. Smyth under his employment offer letter in the event of a hypothetical termination as of December 29, 2017:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	—	—	1,106,528	—	1,106,528
Death	—	—	1,106,528	—	1,106,528
Termination Without Cause	—	340,000	—	30,000	370,000
Termination With Good Reason	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	—	—	—

(1)	Based upon our closing stock price of $45.30 on December 29, 2017 (the last trading day of our 2017 fiscal year). Termination due to death or permanent disability includes the value of his time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and the value of the 2017 TSR PSUs at target. Unvested time-based awards includes RSUs granted under the 2017 STI program that vested on March 9, 2018.
(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for 12 months.

The following table presents the benefits that would have been received by Mr. Mazza in the event of a hypothetical termination as of December 29, 2017:

	Salary & Bonus ($)	Severance ($)	Acceleration of Stock-Based Awards ($)(1)	Continuance of Benefits ($)(2)	Total ($)
Permanent Disability	—	—	335,764	—	335,764
Death	—	—	335,764	—	335,764
Termination Without Cause	—	278,479	178,210	30,000	486,689
Termination With Good Reason	—	—	—	—	—
Termination for Cause	—	—	—	—	—
Termination Without Good Reason	—	—	—	—	—
Retirement	—	—	178,210	—	178,210

(1)	Based upon our closing stock price of $45.30 on December 29, 2017 (the last trading day of our 2017 fiscal year). Termination due to death or permanent disability includes the value of his time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and the value of the 2017 TSR PSUs at target. Termination without cause and retirement includes the value of all unvested time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and a prorated portion of the 2017 TSR PSUs based on actual performance as of the assumed termination date. Unvested time-based awards includes RSUs granted under the 2017 STI program that vested on March 9, 2018.
(2)	Payment equal to the assumed amount of the Company’s contributions toward health insurance benefits for 12 months.

The following table summarizes the value of the benefits received by Mr. Hook upon the termination of his employment with the Company in accordance with the terms of his employment agreement and the executive departure agreement that he entered into with the Company. Under the terms of the executive departure agreement, it was agreed that Mr. Hook was entitled to the cash severance and equity acceleration benefits to which he would have been entitled under the terms of his employment agreement in the case of resignation for good reason.

Mr. Hook received (i) a severance payment equal to two times his annual base salary, and (ii) accelerated vesting of any outstanding time-based awards held by him and continued vesting of a prorated portion of any outstanding PSUs held by him. The values of the equity awards set forth in the table below are based upon our closing stock price of $39.50 on May 23, 2017.

	Severance ($)	Acceleration of Stock-Based Awards ($)	Total ($)
Thomas J. Hook	1,600,000	1,362,197	2,962,197

The following table summarizes the value of the benefits received by Mr. Dinkins and Ms. Trecker upon the termination of their employment with the Company. The values of the equity awards set forth in the table below are based upon our closing stock price on their respective termination dates.

	Severance ($)	Acceleration of Stock-Based Awards ($)	Total ($)
Michael Dinkins	425,024	—	425,024
Kristin Trecker	376,616	—	376,616

All associates, including the Named Executive Officers, who are at least 59 1⁄2 years of age with a combination of age and length of service equal to at least 69 1⁄2 years are eligible to receive the following benefits under our stock incentive plans on retirement:

•	accelerated vesting of all outstanding time-based stock incentive awards;

•	pro-rata continuation of all outstanding performance-based stock incentive awards, subject to the actual performance metrics achieved; and

•	extension of the time eligible to exercise outstanding stock options.

None of the Named Executive Officers, other than Mr. Friedman, Mr. Harris and Mr. Mazza, would have been eligible for the accelerated vesting of equity upon a retirement as of December 29, 2017.

As discussed under “Other Features of Our Executive Compensation Program” our change in control agreements provide for continued employment with the same base salary, annual cash incentive and benefits for two years following a change in control. Our change in control agreements only provide benefits if there is both a change in control of the Company and qualifying termination of employment. If the executive is terminated after the change in control, other than for death, disability or cause, or the executive terminates employment for good reason, then the executive will be entitled to certain payments and benefits. The most significant components of those benefits are as follows:

•	two times annual base salary;

•	two times the greater of (i) average cash bonus for the three year period prior to the date of termination or (ii) current year annual cash incentive award at the target level;

•	two times the Company’s total contributions to the Company 401(k) Plan or any other similar plans in effect at the time, for the year preceding the termination;

•	$25,000 for outplacement services;

•	24 months coverage under the Company’s medical and other benefit plans (i.e. education assistance, financial planning);

•	immediate vesting of all time-based equity awards and vesting of performance-based awards based on actual performance through the change in control, except as otherwise provided in the applicable award agreement; and

•	reimbursement of relocation expenses following the change in control if the Company had relocated the associate at the Company’s request within twelve months prior to the change in control and the associate returns to the original place of his or her residence.

Our change in control agreements provide executives with a best after-tax provision (i.e., the executive’s payment will be scaled back to the golden parachute safe harbor if the executive is better off on an after-tax basis) and to include a 24 month post-employment non-compete covenant.

In the event of a change in control, as defined in the applicable award plan or agreement, unless determined otherwise by the Compensation Committee, all unvested stock option awards granted will immediately vest, but only the portion of unvested performance-based RSUs that would have vested under the original plan design will immediately vest. While our plans provide for single trigger vesting, our change in control agreements with our Named Executive Officers require both a Change in Control and termination of employment for our Named Executive Officers to receive the cash payments and other benefits provided under those agreements.

Based upon the hypothetical termination date of December 29, 2017, the change in control termination benefits for our Named Executive Officers would be as follows:

	Salary & Bonus ($)	Acceleration of Stock-Based Awards ($)(1)(2)	Continuance of Benefits ($)	Outplacement Services ($)	Total ($)(2)
Joseph W. Dziedzic	3,400,000	2,586,634	60,000	25,000	6,071,634
Gary J. Haire	1,204,000	792,984	60,000	25,000	2,081,984
Jeremy Friedman	1,980,000	3,604,317	60,000	25,000	5,669,317
Declan Smyth	1,088,000	999,545	60,000	25,000	2,172,545
John Harris	1,265,712	395,741	60,000	25,000	1,746,453
Thomas J. Mazza	746,958	193,839	60,000	25,000	1,025,797

(1)	Based upon our closing stock price of $45.30 per share as of December 29, 2017 (the last day of our 2017 fiscal year).
(2)	Includes the value of all unvested time-based awards, the value of the 2017 Financial PSUs at actual payout levels, and the value of the 2017 TSR PSUs at current projected payout levels.

CORPORATE GOVERNANCE AND BOARD MATTERS

The business of the Company is managed under the direction of the Board. The Board has adopted Corporate Governance Guidelines (the “Guidelines”) that reflect the Company’s commitment to good corporate governance. The full text of the Guidelines can be accessed under the Investor Relations drop-down menu of the Company’s website at www.integer.net under “Governance.”

The Company’s Code of Conduct applies to its directors, officers, associates and consultants. The Code of Conduct requires that individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interests of the Company. In addition, the Code of Conduct encourages individuals to report any illegal or unethical behavior that they observe. The Code of Conduct is a guide to help ensure that all such individuals live up to the highest ethical standards. The Company provides all of its associates with a copy of the Company’s Code of Conduct and requires all associates to certify that they are responsible for reading and familiarizing themselves with the Code of Conduct, and adhering to such policies and procedures.

The Company also maintains a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, Controller and all other senior financial officers designated by the Chief Financial Officer from time to time. This Code of Ethics supplements our Code of Conduct and is intended to promote honest and ethical conduct, full and accurate financial reporting and compliance with laws, as well as other matters.

Our Code of Conduct and the Code of Ethics for CEO and Senior Financial Officers can be accessed under the Investor Relations drop-down menu of the Company’s website at www.integer.net. The Company intends to post on its website any amendment to or waiver from any provision in the Code of Conduct or the Code of Ethics for CEO and Senior Financial Officers that requires disclosure under applicable SEC rules.

Copies of the Guidelines and the Code of Conduct and the Code of Ethics for CEO and Senior Financial Officers also may be obtained without charge by written request made to the Corporate Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031.

Leadership Structure of the Board

The positions of Chairman of the Board and Chief Executive Officer have been separate since August 2006. The Board believes this structure continues to be in the best interests of the Company and its stockholders. The Chairman organizes Board activities to enable the Board to effectively provide guidance to and have oversight of and accountability for management. To fulfill that role, the Chairman, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and other members of management and with the other members of the Board, provides the Chief Executive Officer ongoing direction as to Board needs, interests and opinions, and assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company. In carrying out his responsibilities, the Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy. The functions of the Chairman include:

•	Presiding over all meetings of the Board and stockholders, including regular executive sessions of non-management directors of the Board;

•	Establishing the annual agenda of the Board and agendas of each meeting in consultation with the Chief Executive Officer;

•	Advising committee chairs, in consultation with the Chief Executive Officer, on meeting schedules, agendas and information needs for the Board committees;

•	Defining the subject matter, quality, quantity and timeliness of the flow of information between management and the Board and overseeing the distribution of that information;

•	Coordinating periodic review of management’s strategic plan and enterprise risk management program for the Company;

•	Leading the Board review of the succession plan for the Chief Executive Officer and other key members of senior management;

•	Coordinating the annual performance review of the Chief Executive Officer and other key senior managers;

•	Consulting with committee chairs about the retention of advisors and experts;

•	Acting as the principal liaison between the independent directors and the Chief Executive Officer on sensitive issues;

•	Working with the Corporate Governance and Nominating Committee to develop and maintain the agreed-upon definitions of the role of the Board and the organization, processes and governance guidelines necessary to carry it out;

•	Working with management on effective communication with stockholders;

•	Encouraging active participation by each member of the Board; and

•	Performing such other duties and services as the Board may require.

Board Independence

The Board has determined that each of our directors, other than Mr. Dziedzic, who is the Company’s President & Chief Executive Officer, and Mr. Spence, who is a former employee of the Company, is independent under the NYSE’s Corporate Governance Listing Standards. In accordance with the NYSE Corporate Governance Listing Standards, the Board undertook its annual review of director independence with respect to the directors standing for re-election at the Annual Meeting. During this review, the Board considered the materiality of any relationships with the Company from the director’s perspective and the perspective of any persons or organizations with which the director is affiliated. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships and can also be indirect, such that serving as a partner or officer, or holding shares, of an organization that has a relationship with the Company may cause the director not to be independent. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent.

Following the review described above, the Board has affirmatively determined that except for Mr. Dziedzic and Mr. Spence, no current director has a material relationship with the Company that is inconsistent with a determination of independence. Therefore, the Board affirmatively determined that all of the current directors who are standing for re-election at the Annual Meeting, with the exception of Mr. Dziedzic and Mr. Spence, are independent.

Enterprise Risk Management

The Company has an enterprise risk management program implemented by members of the Company’s senior management. The enterprise risk management program as a whole is reviewed annually with the Board. Enterprise risks are identified and prioritized by management, and individual prioritized risks may be overseen by the full Board or a committee, as appropriate. For example, strategic risks are overseen by the full Board and financial risks are overseen by the Audit Committee. Management regularly reports on each such risk to the relevant committee or the Board. Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board or a committee.

Committees and Meetings of the Board

The Board has standing Audit, Compensation and Organization, Corporate Governance and Nominating, and Technology Strategy Committees. Each committee has a written charter that can be accessed under the Investor Relations drop-down menu of the Company’s website at www.integer.net under “Governance.” Copies of the charters may be obtained without charge by written request made to the Corporate Secretary, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031.

The Board held eight meetings in 2017. Each director attended at least 75% of the meetings of the Board and meetings of the committees of the Board on which that director served. The Company encourages, but has no formal policy regarding, director attendance at its annual meeting of stockholders. Each of the Company’s directors then serving on the Board, other than Peter H. Soderberg, attended the 2017 Annual Meeting of Stockholders.

Audit Committee. The Audit Committee consists of Ms. Hobby (Chair) and Messrs. Hinrichs, Maxwell and Soderberg. Mr. Dziedzic served as chair and a member of the Audit Committee prior to being appointed as Interim President & Chief Executive Officer on March 27, 2017. The Audit Committee’s primary purpose is assisting the Board in overseeing the (i) integrity of the Company’s financial statements, (ii) Company’s compliance with legal and regulatory requirements, (iii) Company’s independent registered public accounting firm qualifications and independence, (iv) performance of the Company’s internal audit function and independent registered public accounting firm, (v) Company’s system of disclosure controls and procedures, and (vi) the Company’s system of internal controls regarding finance, accounting, legal compliance, related person transactions and ethics that management and the Board have established. The Audit Committee had twelve meetings in 2017.

Compensation and Organization Committee. The Compensation and Organization Committee consists of Ms. Bailey and Messrs. Soderberg (Chair), Hinrichs and Summers. Mr. Dziedzic served as a member of the Compensation and Organization Committee prior to being appointed as Interim President & Chief Executive Officer on March 27, 2017. The Board has determined that each member of the committee is independent as defined under the NYSE’s Corporate Governance Listing Standards applicable to compensation committee members. The Compensation and Organization Committee’s primary purpose is establishing the Company’s executive compensation programs so as to attract, retain and motivate superior executives and ensuring that senior executives of the Company and its wholly owned subsidiaries are compensated appropriately and in a manner consistent with the Company’s compensation philosophy. The Compensation and Organization Committee also administers the Company’s stock incentive plans. The Compensation and Organization Committee had six meetings in 2017.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Ms. Bailey (Chair), and Messrs. Passerini, Sanford and Summers. Each member of the Corporate Governance and Nominating Committee is independent under the NYSE Corporate Governance Listing Standards. Working closely with the full Board, the Corporate Governance and Nominating Committee reviews, on an annual basis, the composition of the Board and whether the Company is being well served by the directors taking into account such factors as it deems appropriate, which may include the current composition of the Board, the range of talents, experiences and skills that would best complement those already represented on the Board, the balance of management and independent directors, and the need for financial or other specialized expertise. Applying these criteria, but without any formal policy regarding diversity, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other directors, as well as by management and stockholders, and recommends director nominees to the Board. The Corporate Governance and Nominating Committee uses the same process for evaluating candidates for director regardless of the source of the recommendation, and also has sole authority to retain a search firm to assist in identifying qualified director candidates. Stockholders wishing to submit recommendations for candidates to the Board must supply information in writing regarding the candidate to the Corporate Governance and Nominating Committee at the Company’s offices at 10000 Wehrle Drive, Clarence, New York 14031. The information should include, at a minimum, the candidate’s name, biographical information, qualifications and availability for service. The written submission should comply with the substantive and timing requirements set forth in the Company’s bylaws.

The Corporate Governance and Nominating Committee also develops and recommends to the Board corporate governance guidelines applicable to the Company and evaluates the effectiveness of the Board. The Corporate Governance and Nominating Committee had five meetings in 2017.

Technology Strategy Committee. The Technology Strategy Committee consists of Ms. Hobby, and Messrs. Maxwell (Chair), Passerini and Spence. The Technology Strategy Committee periodically examines and provides oversight to management’s direction and investment in the Company’s research and development activities and to its technology and commercialization initiatives, it advises the Board on scientific matters that include major internal projects, interaction with academic and other outside research organizations and the acquisition of technologies and products, and it advises the Board on the Company’s integration activities. The Technology Strategy Committee had three meetings in 2017.

Executive Sessions of the Board

The independent non-management directors meet without management in executive session at the conclusion of each regularly scheduled Board meeting and at such other times as they deem appropriate. Mr. Sanford, Board Chairman, presides at the meetings of the non-management directors when they meet in executive session.

Board/Committee/Director Evaluations

The Board has a three-part annual evaluation process that is coordinated by the Chairman and the Chair of the Corporate Governance and Nominating Committee: committee self-evaluations; a full board evaluation; and the evaluation of the individual directors. The committee self-evaluations consider whether and how well each committee has performed the responsibilities in its charter, whether the committee members possess the right skills and experience to perform their responsibilities or whether additional education or training is required, whether there are sufficient meetings covering the right topics, whether the meeting materials are effective, and other matters. The full board evaluation considers the following factors, among others, in light of the committee self-assessments: (i) the effectiveness of the board organization and committee structure; (ii) the quality of meetings, agendas, presentations and meeting materials; (iii) the effectiveness of director preparation and participation in discussions; (iv) the effectiveness of director selection, orientation and continuing education processes; (v) the effectiveness of the process for establishing the Chief Executive Officer’s performance criteria and evaluating his performance; and (vi) the quality of administrative planning and logistical support.

Individual director performance assessments are conducted informally as needed and involve a discussion among the Chairman and other directors, including members of the Corporate Governance and Nominating Committee. In addition, the Chairman and the Chair of the Corporate Governance and Nominating Committee provide individual feedback, as necessary.

Communication with the Board

Any stockholder or interested party who wishes to communicate with Mr. Sanford, the non-management directors of the Board as a group or the entire Board may do so by writing to them in care of the following address: Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, NY 14031. In addition, Mr. Sanford receives a copy of each communication submitted by stockholders or other interested parties via the Direct Line page which can be accessed under the Investor Relations drop-down menu of the Company’s website (www.integer.net) under “Governance.”

Compensation Committee Interlocks and Insider Participation

In fiscal year 2017, Ms. Bailey and Messrs. Dziedzic (until his appointment as Interim President & Chief Executive Officer on March 27, 2017), Soderberg and Summers served on the Compensation and Organization Committee. No person who served as a member of the Compensation and Organization Committee during fiscal year 2017 was (i) an officer or employee of the Company or any of its subsidiaries during such fiscal year, (ii) formerly an officer of the Company or any of its subsidiaries or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.

2017 Director Compensation

Consistent with current best practices and with the assistance of information provided by an outside compensation consultant, the Board reviews director compensation every 2 to 3 years. On December 14, 2015, the Board approved a compensation program for non-employee directors that was effective on January 1, 2016.

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In 2017, each non-employee director was paid a retainer of $190,000 ($310,000 for the Chairman) in a combination of cash and equity awards. In setting director compensation, the Company considers the significant amount of time that directors expend in fulfilling their duties to the Company as well as the skill-level required for members of the Board. Directors who are also employees of the Company receive no additional remuneration for services as a director. All awards and changes to directors’ compensation are approved by the Board.

Cash Compensation. In 2017, the cash portion of each non-employee director’s annual retainer was $60,000. Directors also received additional cash payments as follows:

Chairman of the Board	$60,000
Audit Committee Chair	20,000
Compensation and Organization Committee Chair	15,000
Corporate Governance and Nominating Committee Chair	10,000
Technology Strategy Committee Chair	10,000
Committee Meeting Fees for each meeting attended in excess of ten	1,000 per meeting attended
Board Meeting Fees for each meeting attended in excess of five	1,000 per meeting attended

Equity Compensation. In 2017, the equity-based portion of each non-employee director’s annual retainer was equal in value to $130,000 ($190,000 for the Chairman) consisting of 75 percent in value in restricted shares of common stock (based on the closing price of the common stock on the date of grant) and 25 percent in value in stock options (computed using the Black-Scholes method). The stock options have an exercise price equal to the closing price of the common stock on the date of grant. The number of shares of restricted stock granted is calculated using the closing price of the Company’s common stock on the date of grant. All equity-based awards vest in equal quarterly installments of 25% on the first day of each quarter of the Company’s fiscal year in which they were granted. For 2017, the equity awards were granted on January 2, 2017.

On the date a non-employee director first becomes a member of the Board, that director is granted a stock option award equal in value to $120,000. The number of stock options awarded is determined using the Black-Scholes value of those options on the date of grant. The stock options have an exercise price equal to the closing price of the common stock on the date of grant and become exercisable in three equal annual installments beginning on the first Company fiscal year-end date which is at least six months after the date of grant.

In order to align the interests of our directors with the interests of our stockholders and to promote our commitment to sound corporate governance, the Compensation and Organization Committee designed and the Board approved stock ownership guidelines for non-employee directors. These ownership guidelines call for non-employee directors to own at least 6,000 shares of the Company’s common stock within five years of election as a director. In addition, non-employee directors may not sell shares of the Company’s common stock unless the value of a non-employee director’s holdings exceeds five times the amount of the annual cash retainer paid to the non-employee director. Except for Mr. Hinrichs, who was just elected to the Board in February 2018, each of our directors has achieved these ownership guidelines.

The following table contains information concerning the total compensation earned by each non-employee director of the Company during 2017:

Director Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Total ($)
Pamela G. Bailey	78,000	97,485	32,493	207,978
Jean Hobby	88,500	97,485	32,493	218,478
M. Craig Maxwell	80,500	97,485	32,493	210,478
Filippo Passerini	67,000	97,485	32,493	196,978
Bill R. Sanford	126,000	142,490	47,491	315,981
Peter H. Soderberg	86,000	97,485	32,493	215,978
Donald J. Spence	64,000	97,485	32,493	193,978
William B. Summers, Jr.	68,000	97,485	32,493	197,978

(1)	Mr. Dziedzic is omitted from this table as he was also a Named Executive Officer in 2017. See “2017 Summary Compensation Table” on page 7 for Mr. Dziedzic’s compensation for services provided as a director and Named Executive Officer in 2017.
(2)	The amounts indicated represent the amount earned for retainers and Board or committee meeting fees.
(3)	The amounts represent the aggregate fair value of awards granted. The valuation is based on the assumptions and methodology set forth in Notes 1 and 11 to our financial statements included in our Annual Report on Form 10-K, which was filed with the SEC on February 22, 2018.

The following table sets forth each non-employee director’s outstanding stock options as of December 29, 2017.

Director Name	Outstanding Stock Options (#)
Pamela G. Bailey	44,716
Jean Hobby	15,158
M. Craig Maxwell	15,158
Filippo Passerini	15,158
Bill R. Sanford	66,827
Peter H. Soderberg	44,716
Donald J. Spence	75,353
William B. Summers, Jr.	44,716

Related Person Transactions

The Board has adopted a written policy setting forth procedures for the review, approval and monitoring of transactions involving the Company and related persons of the Company. A copy of the Company’s policy on related person transactions can be accessed under the Investor Relations drop-down menu of the Company’s website (www.integer.net) under “Governance.” Under this policy, every proposed transaction between the Company and a director, executive officer, a director nominee, stockholder owning in excess of 5% of the common stock or any immediate family member or entity of the foregoing persons involving an amount in excess of $120,000 and in which the related person will have a direct or indirect material interest, must be approved or ratified by the Audit Committee. If the transaction involves a related person who is a director or an immediate family member of a director, such director may not participate in the deliberations or vote regarding such approval. All related person transactions are reported by the Audit Committee to the Board. The Board has determined that there were no related person transactions, as defined above, that occurred in 2017.

Audit Committee Report

The Audit Committee consists of Ms. Hobby (Chair) and Messrs. Hinrichs, Maxwell and Soderberg, each of whom the Board has determined is “independent” in accordance with applicable securities laws and the listing standards of the NYSE. The Board also has determined that Ms. Hobby, Mr. Soderberg and Mr. Hinrichs each qualify as an “audit committee financial expert” under the applicable rules of the SEC.

The Audit Committee reviewed and discussed the information contained in the Company’s 2017 quarterly earnings announcements with management and the independent registered public accounting firm prior to public release. They also reviewed and discussed the information contained in the Company’s 2017 Quarterly Reports on Form 10-Q and Annual Report on Form 10-K with management and the independent registered public accounting firm prior to filing with the SEC. In addition, the Audit Committee met regularly with management, internal auditors and the independent registered public accounting firm on various financial and operational matters, including to review plans and scope of audits and audit reports and to discuss necessary action.

In connection with the Company’s fiscal year 2017 consolidated financial statements, the Audit Committee has:

•	reviewed and discussed with management the Company’s 2017 audited consolidated financial statements;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 1301, Communications with Audit Committees, and other PCAOB Rules and Standards; and

•	received and reviewed the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for fiscal year 2017.

Respectfully submitted,

AUDIT COMMITTEE

Jean Hobby (Chair)

James F. Hinrichs

M. Craig Maxwell

Peter H. Soderberg

OTHER MATTERS

Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

A copy of the Company’s Annual Report on Form 10-K for fiscal year 2017 may be obtained without charge by any stockholder by written request made to Tom P. Thomas, Corporate Controller, Integer Holdings Corporation, 10000 Wehrle Drive, Clarence, New York 14031. Additionally, the Company’s Annual Report on Form 10-K for fiscal year 2017 can be accessed under the Investor Relations drop-down menu of the Company’s website (www.integer.net) under “Financial Information.”

By Order of the Board of Directors,

/s/ Timothy G. McEvoy
Timothy G. McEvoy
Senior Vice President, General Counsel & Secretary

Frisco, Texas

April 18, 2018

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Daylight Time, on May 22, 2018.

Vote by Internet • Go to www.investorvote.com/ITGR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Pamela G. Bailey	☐	☐	02 - Joseph W. Dziedzic	☐	☐	03 - James F. Hinrichs	☐	☐
	04 - Jean Hobby	☐	☐	05 - M. Craig Maxwell	☐	☐	06 - Filippo Passerini	☐	☐
	07 - Bill R. Sanford	☐	☐	08 - Peter H. Soderberg	☐	☐	09 - Donald J. Spence	☐	☐
	10 - William B. Summers, Jr.	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INTEGER HOLDINGS CORPORATION FOR FISCAL YEAR 2018.	☐	☐	☐	3.	APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF INTEGER HOLDINGS CORPORATION NAMED EXECUTIVE OFFICERS.	☐	☐	☐

4. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — INTEGER HOLDINGS CORPORATION

5830 GRANITE PARKWAY, GRANITE BUILDING V, SUITE 140

PLANO, TEXAS 75024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2018

The undersigned hereby appoint(s) Jeremy Friedman and Kirk Thor, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 2:45 p.m. Central Daylight Time on May 22, 2018 at 5830 Granite Parkway, Granite Building V, Suite 140, Plano, Texas 75024, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF INTEGER HOLDINGS CORPORATION’S NAMED EXECUTIVE OFFICERS AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

(Continued and to be marked, dated and signed, on the other side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
	01 - Pamela G. Bailey	☐	☐	02 - Joseph W. Dziedzic	☐	☐	03 - James F. Hinrichs	☐	☐
	04 - Jean Hobby	☐	☐	05 - M. Craig Maxwell	☐	☐	06 - Filippo Passerini	☐	☐
	07 - Bill R. Sanford	☐	☐	08 - Peter H. Soderberg	☐	☐	09 - Donald J. Spence	☐	☐
	10 - William B. Summers, Jr.	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR INTEGER HOLDINGS CORPORATION FOR FISCAL YEAR 2018.	☐	☐	☐	3.	APPROVE BY NON-BINDING ADVISORY VOTE THE COMPENSATION OF INTEGER HOLDINGS CORPORATION NAMED EXECUTIVE OFFICERS.	☐	☐	☐

4. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — INTEGER HOLDINGS CORPORATION

5830 GRANITE PARKWAY, GRANITE BUILDING V, SUITE 140

PLANO, TEXAS 75024

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS ON MAY 22, 2018

The undersigned hereby appoint(s) Jeremy Friedman and Kirk Thor, and each of them, proxies with the powers the undersigned would possess if personally present and with full power of substitution, to vote all shares of common stock of the undersigned at the Annual Meeting of Stockholders of Integer Holdings Corporation to be held at 2:45 p.m. Central Daylight Time on May 22, 2018 at 5830 Granite Parkway, Granite Building V, Suite 140, Plano, Texas 75024, and at any adjournment, upon matters described in the Proxy Statement furnished with this proxy card and all other subjects that may properly come before the meeting.

IF NO DIRECTIONS ARE GIVEN, THE INDIVIDUALS DESIGNATED ABOVE WILL VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THE PROXY STATEMENT FURNISHED WITH THIS PROXY CARD, FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP, FOR THE APPROVAL OF THE COMPENSATION OF INTEGER HOLDINGS CORPORATION’S NAMED EXECUTIVE OFFICERS AND AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

(Continued and to be marked, dated and signed, on the other side)